                                                                   EXHIBIT 10.57

                                                                  EXECUTION COPY





                            LOAN AND TRUST AGREEMENT


                                      among


                    MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

                                       and

                         FREQUENCY & TIME SYSTEMS, INC.

                                       and

          WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


                             Dated as of May 1, 2001


                         And Providing for the Issue of:



                                   $2,725,000

                    Massachusetts Development Finance Agency
                       Variable Rate Demand Revenue Bonds
                   Frequency & Time Systems Issue, Series 2001



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                                TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
ARTICLE I:  INTRODUCTION AND DEFINITIONS........................................   1
      Section 101.  Description of the Agreement and the Parties................   1
      Section 102.  Definitions.................................................   1

ARTICLE II:  LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE...................   7
      Section 201.  Loan of Bond Proceeds.......................................   7
      Section 202.  Assignment and Pledge of the Issuer.........................   7
      Section 203.  Further Assurances..........................................   8
      Section 204.  Defeasance..................................................   8

ARTICLE III:  THE BORROWING.....................................................   9
      Section 301.  The Bonds...................................................   9
      Section 302.  Application of Bond Proceeds................................   32
      Section 303.  Tax Status of Bonds.........................................   32
      Section 304.  Bond Fund...................................................   32
      Section 305.  Rebate Fund.................................................   33
      Section 306.  Reserved....................................................   35
      Section 307.  Application of Moneys.......................................   35
      Section 308.  Payments by the Borrower....................................   36
      Section 309.  Unconditional Obligation....................................   38
      Section 310.  Redemption of the Bonds.....................................   38
      Section 311.  Purchase of Bonds Tendered..................................   41
      Section 312.  Remarketing of Bonds Tendered...............................   42
      Section 313.  Paying Agent................................................   43
      Section 314.  Remarketing Agent...........................................   43
      Section 315.  Investments.................................................   45
      Section 316.  Reserved....................................................   46
      Section 317.  Credit Facilities...........................................   46
      Section 318.  Securities Laws.............................................   47

ARTICLE IV:  THE PROJECT .......................................................   47
      Section 401.  Construction Fund...........................................   47
      Section 402.  Construction of the Project.................................   48
      Section 403.  Certificate of Completion...................................   49
      Section 404.  Completion by the Borrower..................................   49
      Section 405.  Borrower not to Impair Tax Status; Use of Project...........   49
      Section 406.  Compliance with Law.........................................   49
      Section 407.  Current Expenses............................................   50
      Section 408.  Disposition and Use of Project..............................   50

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
ARTICLE V:  RESERVED ...........................................................   50

ARTICLE VI:  DEFAULT AND REMEDIES...............................................   50
      Section 601.  Default by the Borrower.....................................   50
      Section 602.  Remedies for Events of Default..............................   51
      Section 603.  Court Proceedings...........................................   52
      Section 604.  Revenues after Default......................................   52
      Section 605.  The Credit Facility; Acceleration...........................   52
      Section 606.  Rights of Bondowners........................................   53
      Section 607.  Performance of Borrower's Obligations.......................   53
      Section 608.  Remedies Cumulative; No Waiver..............................   53

ARTICLE VII:  THE TRUSTEE.......................................................   53
      Section 701.  Corporate Organization, Authorization and Capacity..........   53
      Section 702.  Rights and Duties of the Trustee............................   54
      Section 703.  Fees and Expenses of the Trustee............................   56
      Section 704.  Resignation or Removal of Trustee...........................   57
      Section 705.  Successor Trustee...........................................   57
      Section 706.  Conflicting Interests.......................................   58

ARTICLE VIII:  THE ISSUER.......................................................   58
      Section 801.  Corporate Organization, Authorization and Power.............   58
      Section 802.  Covenant as to Payment; Faith and Credit of Commonwealth
                    Not Pledged.................................................   59
      Section 803.  Rights and Duties of the Issuer.............................   59

ARTICLE IX:  THE BONDOWNERS.....................................................   61
      Section 901.  Action by Bondowners........................................   61

ARTICLE X:  THE BORROWER .......................................................   62
      Section 1001.  Existence and Good Standing; Merger; Consolidation.........   62
      Section 1002.  Indemnification by the Borrower............................   62

ARTICLE XI:  MISCELLANEOUS......................................................   62
      Section 1101.  Amendments.................................................   62
      Section 1102.  Notices....................................................   64
      Section 1103.  Time.......................................................   64
      Section 1104.  Agreement Not for the Benefit of Other Parties.............   64
      Section 1105.  Severability...............................................   64
      Section 1106.  Counterparts...............................................   64
      Section 1107.  Captions...................................................   64
      Section 1108.  Governing Law..............................................   64

SIGNATURES .....................................................................   65

EXHIBIT A: Form of Requisition for Payment from Construction Fund...............   A1

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                     ARTICLE I: INTRODUCTION AND DEFINITIONS

        Section 101. Description of the Agreement and the Parties. This LOAN AND TRUST AGREEMENT (the "Agreement") is entered into as of May 1, 2001 by the Massachusetts Development Finance Agency, a body corporate and politic and a public instrumentality of The Commonwealth of Massachusetts established by and existing under Massachusetts General Laws Chapter 23G (with its successors, the "Issuer"); Frequency & Time Systems, Inc. a Delaware corporation having a usual place of business at 34 Tozer Road, Beverly, MA ("Borrower"); and Wells Fargo Bank Minnesota, National Association, as trustee (with its successors, the "Trustee"). This Agreement is a financing document combined with a trust agreement as one instrument under Massachusetts General Laws Chapters 23G and 40D, each as amended (the "Act").

        This Agreement provides for the following transactions:

        (a) the Issuer's issue of the Bonds;

        (b) the Issuer's loan of the proceeds of the Bonds to the Borrower to finance and refinance the acquisition, construction and installation of the Project;

        (c) the Borrower's repayment of the loan of Bond proceeds from the Issuer through payment to the Trustee of all amounts necessary to pay the Bonds issued by the Issuer; and

        (d) the Issuer's assignment to the Trustee in trust for the benefit and security of the Bondowners of the Issuer's rights with respect to the loan to the Borrower hereunder, including repayment of the loan to be received from the Borrower.

        At the time the Bonds are issued, the Borrower will cause an irrevocable, transferable Letter of Credit of Bank, in the maximum aggregate amount of Two Million Seven Hundred Fifty-Eight Thousand Five Hundred Ninety-Six Dollars ($2,758,596), to be issued to the Trustee to be drawn upon to pay the Purchase Price of, principal of and interest on the Bonds.

        In consideration of the mutual promises contained in this Agreement, the rights conferred and the obligations assumed hereby, and other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Borrower, the Issuer and the Trustee agree, assign, covenant, grant, pledge, promise, represent and warrant as set forth herein for their own benefit and for the benefit of the Bondowners and the Bank, provided that any financial obligation of the Issuer created by or arising out of this Agreement shall not be a general obligation of the Issuer nor a debt or pledge of the faith and credit of the Commonwealth, but shall be payable solely from the revenues and funds pledged for its payment in accordance with this Agreement.

        Section 102. Definitions. (a) Words. In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

        "Act" has the meaning set forth in Section 101.

        "Act of Bankruptcy of the Bank" means the Bank shall become insolvent or fail to pay its debts generally as such debts become due or shall admit in writing its inability to pay any of its


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indebtedness or shall consent to or petition for or apply to any authority for the appointment of a receiver, liquidator, trustee or similar official for itself or for all or any substantial part of its properties or assets or any such trustee, receiver, liquidator or similar official is otherwise appointed or insolvency, reorganization, arrangement or liquidation proceedings (or similar proceedings) shall be instituted by or against the Bank.

        "Adjustment Date" means, with respect to a Bond in the Weekly Mode, the date on which a new Rate Period for that Bond takes effect. The Adjustment Date shall initially be the date of issuance of the Bonds and thereafter each Wednesday.

        "Bank" means Wells Fargo Bank, N.A., in its capacity as issuer of the Letter of Credit, and any other issuer of a Credit Facility.

        "Bank Bond" means any Bond purchased with proceeds provided by the Credit Facility.

        "Bank Rate" means the per annum rate of interest applicable to Bank Bonds described in the Reimbursement Agreement. In no event shall the Bank Rate exceed the highest interest rate permitted by law. Payment of interest to the Bank under the Reimbursement Agreement on any advances thereunder corresponding to Bank Bonds shall satisfy the Borrower's obligation to pay interest on such Bank Bonds.

        "Bond Counsel" means Bowditch & Dewey, LLP or other nationally recognized bond counsel selected by the Borrower.

        "Bond Purchase Agreement" means the Bond Purchase Agreement among the Borrower, the Issuer and the Underwriter.

        "Bond Fund" means the fund established pursuant to Section 304.

        "Bondowners", "owners" or words of similar import means the registered owners of the Bonds from time to time as shown in the books kept by the Trustee, as bond registrar and transfer agent, except that wherever appropriate the term "owners" shall mean the owners of the Bonds for federal income tax purposes.

        "Bonds" means the Two Million Seven Hundred Twenty Five Thousand Dollars ($2,725,000) principal amount of the Massachusetts Development Finance Agency Variable Rate Demand Revenue Bonds Frequency & Time Systems Issue, Series 2001, and any bond or bonds duly issued in exchange or replacement therefor.

        "Book-Entry Only System" means the system of registration described in
Section 301(c)(ii).

        "Borrower" means Frequency & Time Systems, Inc.

        "Borrower Bond" means any Bond registered to the Borrower pursuant to Subsection 312(a).

        "Borrower Representative" means the person or persons at the time designated to act on behalf of the Borrower in a written certificate (or any alternate or alternates at the time so


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


designated) furnished to the Trustee, containing the specimen signature of such person or persons and signed by the Borrower.

        "Business Day" means a day (i) that is not a Saturday, Sunday or legal holiday, (ii) on which banks are not required or authorized to close in Boston, Massachusetts or New York, New York, (iii) on which banking institutions in all of the cities in which the principal corporate trust office of the Trustee and, if applicable, the principal offices of the Remarketing Agent and the Bank (and, in the case of the Bank, the office of the Bank specified in the Letter of Credit for draws thereunder) are located are not required or authorized to remain closed and (iv) on which the New York Stock Exchange is not closed.

        "Commonwealth" means The Commonwealth of Massachusetts.

        "Construction Fund" means the fund established pursuant to Section 401.

        "Credit Facility" means the Letter of Credit and any substitute irrevocable transferable letter of credit delivered to the Trustee pursuant to this Agreement and then in effect.

        "Credit Facility Fund" means the fund established pursuant to Section
308.

        "DTC" means The Depository Trust Company, a limited purpose trust company, New York, New York.

        "Default" has the meaning given such term in Section 601.

        "Delivery Date" means, with respect to a Bond tendered for purchase, the Purchase Date or any subsequent Business Day on which such Bond is delivered to the Trustee as provided in the form of Weekly Bond in Paragraph 301(a)(i).

        "Determination of Taxability" means (a) receipt by the Trustee of a written opinion of Bond Counsel to the effect that, based on written statements, certificates, audits, filings or any other documentation furnished by a Borrower Representative or any "principal user" of the Project or any "related person" thereto (as such terms are used in the IRC), (i) the $10,000,000 limit of IRC
Section 144(a)(4) was exceeded or (ii) the $40,000,000 limit of IRC Section 144(a) was exceeded; or (b) receipt by the Trustee of notice from Borrower Representative or Issuer that the enactment of a statute or promulgation of a regulation eliminating, in whole or in part, the applicable exclusion, as such exists on the date the Bonds were issued, for interest payable under the Bonds; or (c) a "final determination by decision or ruling by a duly constituted administrative authority" to the effect that such exclusion for interest payable under the Bonds is not available, is no longer available or is contrary to law; or (d) the expiration of the right to further administrative review of any determination, decision or ruling to the effect that such exclusion for interest payable on the Bonds is not available, is no longer available or is contrary to law; or (e) receipt by the Trustee of an opinion of Bond Counsel that there is no longer a basis for the Bondowners (or any former Bondowner, other than a Bondowner who is or was a "substantial user" of the Project or a "related person" thereto as such terms are used in the IRC) to claim that any interest paid and payable on the Bonds is excluded from gross income under the laws of the United States. The phrase "Determination of Taxability" does not mean or include consideration of the interest payable on the Bonds for purposes of calculating the interest expense which may be deducted by a bank or other financial institution.


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        For the purposes of clause (c) above, a "final determination by decision or ruling by a duly constituted administrative authority" shall mean (1) the issuance of a ruling (including, but not limited to, a revenue ruling or a letter ruling) by the Internal Revenue Service ("IRS") or any successor thereto, or (2) the issuance of either a preliminary notice of proposed deficiency ("30-Day Letter"), a statutory notice of deficiency letter ("90-Day Letter"), or other written order or directive of similar force and effect by the IRS, or any other United States governmental agency having jurisdiction therein.

        Nothing in this definition of "Determination of Taxability" shall be construed to mean that the Trustee or any Bondowner shall have any obligation to contest or appeal any assertion or decision that any interest payable on the Bonds is subject to taxation.

        Notwithstanding the foregoing, the imposition of an alternative, preference, minimum or other special tax on a Bondowner in the calculation of which is included the interest of the Bonds shall not be, in and of itself, considered a Determination of Taxability.

        "Eligible Funds" means (i) amounts drawn on any Credit Facility; (ii) amounts paid to the Trustee pursuant to this Agreement which have been held by it for a period of at least 123 days during which no Event of Bankruptcy has occurred and commingled only with other Eligible Funds; (iii) amounts which if applied to the payment of the Bonds would not, in the opinion of nationally recognized counsel experienced in bankruptcy matters selected by the Borrower, be subject to avoidance as a preference under the United States Bankruptcy Code upon an Event of Bankruptcy; and (iv) income derived from the investment of the foregoing; provided that such income shall not be deemed Eligible Funds if an injunction, restraining order, stay or similar court action is in effect preventing the payment of such income to Bondowners. The Trustee shall maintain records of Eligible Funds held by it.

        "Event of Bankruptcy" means the filing of a petition in bankruptcy or the commencement of a proceeding under the United States Bankruptcy Code or any other applicable law concerning insolvency, reorganization or bankruptcy by or against the Borrower, any affiliates thereof, any guarantor of the Bonds (other than the Bank) or the Issuer, as debtor.

        "Event of Default" has the meaning given such term in Section 601.

        "Federal Tax Certificate" means the certificate executed by the Borrower as to certain federal tax matters in connection with the original issuance of the Bonds.

        "First Optional Redemption Date" means the anniversary of the Fixed Rate Conversion Date in the year which is the number of years after the Fixed Rate Conversion Date equal to the number of years between the Fixed Rate Conversion Date and the maturity date multiplied by one-half (1/2) and rounded up to the nearest whole number; provided, however, that Bonds shall not be subject to optional redemption if the period between the Fixed Rate Conversion Date and their maturity date is less than ten (10) years.

        "Fixed Rate" means a rate or rates of interest on the Bonds that is fixed for the remaining term of the Bonds.



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        "Fixed Rate Conversion Date" means the date upon which the Fixed Rate first becomes effective for the Bonds.

        "Fixed Rate Mode" has the meaning set forth in the form of Fixed Rate Bond in Paragraph 301(a)(ii).

        "Government Obligations" means obligations issued by, or the full and timely payment of which are guaranteed by, the United States.

        "IRC" means the Internal Revenue Code of 1986, as it may be amended from time to time.

        "Interest Accrual Period" means a calendar month or, as applicable, a portion of a calendar month if the period is measured from the date of the Bonds or to the maturity date of the Bonds, the Purchase Date pursuant to a mandatory tender or the redemption or acceleration date.

        "Interest Payment Date" means each date on which interest shall be payable on the Bonds according to their terms so long as any of the Bonds shall be Outstanding. While the Bonds bear interest in the Weekly Mode, the Interest Payment Date shall be the first Business Day of each calendar month for the preceding Interest Accrual Period, commencing July 2, 2001. From and after the Fixed Rate Conversion Date, the Interest Payment Date shall be the first day of May and November of each year, commencing on May 1 or November 1 which is at least two but less than ten months after the Fixed Rate Conversion Date, as specified by the Borrower in writing to the Trustee; except that for Bank Bonds the Interest Payment Date shall be the first Business Day of each month. As to any Bond whether before or after the Fixed Rate Conversion Date, the Interest Payment Date shall also be the maturity date or redemption or acceleration date thereof.

        "Letter of Credit" means the irrevocable letter of credit issued by Wells Fargo Bank, N.A. for the benefit of the Trustee in the amount of Two Million Seven Hundred Fifty-Eight Thousand Five Hundred Ninety-Six Dollars ($2,758,596).

        "Maximum Interest Rate" means the maximum interest rate on Bonds in the Weekly Mode, other than Bank Bonds, which rate is initially 10% per annum. The Maximum Interest Rate may be increased at any time by the Borrower by filing with the Issuer and the Trustee a certificate of the Borrower Representative stating the new Maximum Interest Rate and an opinion of Bond Counsel to the effect that such increase will not adversely affect the exclusion of interest on the Bonds from gross income of the Bondowners for federal income tax purposes. In no event shall an increase in the Maximum Interest Rate be permitted to cause the amount entitled to be drawn under a Credit Facility to be less than the minimum required amount specified in Paragraph 317(b)(ii).

        "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Weekly Mode and the Fixed Rate Mode.

        "Moody's" means Moody's Investors Service, Inc., or any of its successors or assigns.

        "Outstanding," when used to modify Bonds, refers to Bonds issued, authenticated and delivered under this Agreement, excluding: (i) Bonds which have been exchanged or replaced; (ii) Bonds which have been paid; (iii) Bonds which have become due and for the payment of


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which moneys have been duly provided; (iv) Bonds deemed tendered for purchase and not delivered to the Trustee on the Purchase Date, provided sufficient funds for payment of the Purchase Price are on deposit with the Trustee; (v) Borrower Bonds (except that at any time the Borrower is the owner of all of the Bonds, Borrower Bonds shall be deemed to be "Outstanding"); and (vi) Bonds with respect to which this Agreement has been defeased pursuant to Section 204.

        "Paying Agent" means the Paying Agent designated pursuant to Section
313.

        "Permitted Investments" has the meaning given such term in Section 315.

        "Project" means the construction of an addition to and the renovation of a manufacturing facility and the acquisition of manufacturing equipment to be used by the Borrower in the manufacturing of cesium standards in Beverly, Massachusetts.

        "Project Costs" means the costs of issuing the Bonds and the costs of carrying out the Project which may be paid from Bond proceeds under the Act, excluding the creation of reserves and including interest during construction. Project Costs shall also be limited to costs which are permitted to be paid or reimbursed from Bond proceeds by the Federal Tax Certificate.

        "Purchase Date" means, while the Bonds are in a Weekly Mode, the date on which Bonds shall be required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions in the form of Weekly Rate Bonds in Paragraph 301(a)(i).

        "Purchase Price" shall have the meaning set forth in the form of Weekly Rate Bonds.

        "Rate Period" or "Period" means, when used with respect to any particular rate of interest for a Bond in the Weekly Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein. A new interest rate shall take effect on each Adjustment Date.

        "Reimbursement Agreement" means (a) Second Amended and Restated Credit Agreement dated as of July 7, 2000 between Datum, Inc., a Delaware corporation, and the Bank, and any amendments and supplements thereto and (b) any letter of credit agreement or reimbursement agreement by and between the Borrower and any substitute Bank, and any amendments and supplements thereto.

        "Remarketing Agent" means Wells Fargo Brokerage Services, LLC, in its capacity as remarketing agent under the Remarketing Agreement, its successors and assigns.

        "Remarketing Agreement" means the Remarketing Agreement dated as of the date hereof among the Borrower, the Trustee and the Remarketing Agent, as the same may be amended or supplemented from time to time.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any of its successors or assigns or if S&P is no longer rating the Bonds, any other nationally recognized securities rating agency which is then rating the Bonds designated by the Borrower.



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        "Tax Incidence Date" means the first date as of which interest on the
Bonds is determined to be taxable as a result of the occurrence of a Determination of Taxability.

        "Tendered Bond" means any Bond tendered or deemed tendered for purchase pursuant to Paragraphs 301(d)(iii) or (iv).

        "Trustee" means Wells Fargo Bank Minnesota, National Association, as trustee under this Agreement and its successors in such capacity.

        "UCC" means the Massachusetts Uniform Commercial Code.

        "Underwriter" means Wells Fargo Brokerage Services, LLC.

        "Weekly Mode" means a Rate Period with respect to the Bonds which is a one week (or slightly shorter or longer for the initial Rate Period or in the case of redemption, conversion or maturity) period which commences initially on the date of issuance of the Bonds and thereafter on Wednesday of each calendar week and ends on the following Tuesday.

        "Weekly Rate" means the rate of interest determined by the Remarketing Agent for each Rate Period to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds in the Weekly Mode at par on and as of the Adjustment Date, but not in excess of the Maximum Interest Rate.

        Words importing persons include firms, associations and corporations, and the singular and plural forms of words shall be deemed interchangeable whenever appropriate.

          ARTICLE II: LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE

        Section 201. Loan of Bond Proceeds. The Issuer shall issue the Bonds pursuant to the Act in the amount, in the form and with the terms provided herein, and shall loan to the Borrower such amount to finance and refinance Project Costs as hereinafter provided. The Borrower agrees to repay the loan of the aggregate principal amount of the Bonds in the amounts and at the times necessary to pay principal of, premium, if any, and interest on the Bonds by making the payments required under Section 308.

        Section 202. Assignment and Pledge of the Issuer. The Issuer, for consideration paid as hereinabove acknowledged, hereby irrevocably assigns and pledges to the Trustee in trust for the security of the Bondowners and the Bank (as security for Borrower's reimbursement obligations under the Credit Facility) upon the terms hereof all the Issuer's right, title and interest (i) in respect of the loan and all payments thereon, (ii) in all moneys and securities held by the Trustee for deposit in, or deposited in, the Bond Fund, the Credit Facility Fund and the Construction Fund and investment earnings thereon, and (iii) in any collateral security for, and all proceeds of, any of the foregoing. The Trustee shall hold (1) all the rights, title and interest received under this section and (2) all revenues (exclusive of funds to which the Trustee is entitled in its own right as fees, reimbursement, indemnity or otherwise) received from the Borrower or derived from the exercise of the Issuer's powers hereunder (which shall include all payments under Subsection 308(a)) in trust for the security of the Bondowners and the Bank in accordance with the provisions hereof.



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

        Section 203. Further Assurances. The Issuer shall from time to time execute and the Borrower and the Trustee shall from time to time execute, deliver and record and file such instruments as the Trustee may reasonably require to confirm, perfect or maintain the security created hereby and the assignment and pledge of rights hereunder.

        Section 204. Defeasance. When there are in the Bond Fund and/or the Credit Facility Fund sufficient funds, or non-callable and non-prepayable Government Obligations in such principal amounts, bearing interest at such rates and with such maturities (including, with respect to any Bonds in the Weekly Mode, maturities no greater than seven (7) days to fund the payment of the Purchase Price) as will provide, without reinvestment, sufficient funds to pay the Purchase Price or principal of, premium, if any, and interest on the Bonds in full as and when such amounts become due, and when all the rights hereunder of the Issuer (including the right to receive payments under Paragraphs 308(b)(i) and (ii)), the Bank and of the Trustee have been provided for (1) the Bondowners will cease to be entitled to any right, benefit or security under this Agreement except the right to receive payment of the funds deposited and held for payment and other rights set forth below or which rights by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof, (2) the security interests created by this Agreement (except in such funds and investments) shall terminate, except to the extent that Borrower has reimbursement obligations to Bank under the Credit Facility and (3) the Issuer and the Trustee shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that (a) with respect to any Bonds that are supported by a Credit Facility, all such funds and obligations in the Bond Fund and/or Credit Facility Fund shall be Eligible Funds; (b) if any such Bonds are to be redeemed prior to the maturity thereof, such Bonds shall have been duly called for redemption or irrevocable written instructions for such a call shall have been given to the Trustee; and (c) if the Bonds bear interest at the Weekly Rate, the Trustee shall have received written confirmation from S&P, if S&P is then rating the Bonds, that the proposed defeasance will not in and of itself cause a reduction or withdrawal of the rating then in effect on the Bonds. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for that purpose. The Trustee shall cause to be mailed to all Bondowners in the manner herein specified for redemption of Bonds within fifteen (15) days of the conditions of this section being met a notice stating that such conditions have been met and that the lien of this Agreement has been discharged, and, if the Bonds are to be redeemed prior to maturity, specifying the date of redemption and the redemption price. Any funds or property held by the Trustee for payment of the Bonds under this section and not required for such payment shall (unless there is an Event of Default hereunder, in which case they shall be applied as provided in Section 604), after satisfaction of all the rights of the Issuer and the Trustee, and payment of the rebate, if any, due to the United States under IRC Section 148(f), and upon such indemnification, if any, as the Issuer or the Trustee may reasonably require, be distributed to the Borrower subject to Bank's security interest. If Bonds are not presented for final payment when due and moneys are available in the hands of the Trustee therefor, the Trustee shall, without liability for interest thereon, continue to hold the moneys held for that purpose subject to Subsection 304(c), and interest shall cease to accrue on the principal amount represented thereby.

        When there are in the Bond Fund and/or Credit Facility Fund funds or securities as described in the preceding paragraph as are sufficient to pay the Purchase Price, principal of, premium, if any, and interest on, some but not all of the Bonds in full as and when such amounts become due and the other conditions in the preceding paragraph have been met with respect to such Bonds, the particular Bonds (or portions thereof) for which such provision for payment shall have been considered made shall be selected by lot by the Trustee (or, if the Bonds are in the Book-Entry Only System, in such manner as DTC shall determine) and thereupon the Trustee and the Issuer shall take similar action to release the security interests created by this Agreement in respect of such Bonds (except in such funds or securities and investments thereof), subject however to compliance with the applicable conditions set forth above.

        Notwithstanding the foregoing, those provisions relating to the maturity of Bonds, interest payments and dates thereof, the tender of Bonds for purchase and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement and cancellation of Bonds, the holding of moneys in trust and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee and the Issuer and any obligation of the Borrower to make rebate payments to the United States, shall remain in full force and effect and shall be binding upon the Trustee, the Issuer, the Borrower and the Bondowners notwithstanding the release and discharge of this Agreement until the Bonds have been actually paid in full.

                           ARTICLE III: THE BORROWING

        Section 301. The Bonds.

        (a) Forms of Bonds. The Bonds shall be issued in substantially the following forms for the Weekly and Fixed Rate Modes:

        (i) Form of Weekly Bond. The Bonds may be issued in the Weekly Mode in substantially the form prescribed below.

$____________                                                             No. R-

ANY BONDOWNER WHO FAILS TO DELIVER THIS BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE HEREOF UPON PRESENTATION AND SURRENDER OF THIS BOND TO THE TRUSTEE AS DESCRIBED HEREIN, AND SHALL HOLD THIS BOND AS AGENT FOR THE TRUSTEE.

                            UNITED STATES OF AMERICA
                        THE COMMONWEALTH OF MASSACHUSETTS
                    MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

                        Variable Rate Demand Revenue Bond
                   Frequency & Time Systems Issue, Series 2001

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT:

INTEREST PAYMENT DATES:             (i) the first Business Day of each calendar
                                    month, commencing July 2, 2001, and (ii) the Maturity Date or redemption or acceleration date.

MATURITY DATE: May 1, 2021

DATE OF THIS BOND:    May ___, 2001
(Date as of which Bonds of this
series were initially issued.)

MODE: Weekly

CUSIP:

        THIS BOND DOES NOT CONSTITUTE A GENERAL OBLIGATION OF THE MASSACHUSETTS DEVELOPMENT FINANCE AGENCY OR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF MASSACHUSETTS; THE PRINCIPAL OF AND INTEREST AND PREMIUM, IF ANY, ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT IN ACCORDANCE WITH THE LOAN AND TRUST AGREEMENT. THE ISSUER HAS NO TAXING POWER.

        The Massachusetts Development Finance Agency (the "Issuer"), for value received, promises to pay to the REGISTERED OWNER, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT on the MATURITY DATE, unless paid earlier as provided below, with interest from the most recently completed Interest Accrual Period, as defined below, for which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND set forth above, until paid in full, at the rates set forth below, payable on each INTEREST PAYMENT DATE until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. From and after that date, any unpaid principal will bear interest at the rate last established for this bond before principal became overdue until paid or duly provided for. Until conversion to the Fixed Rate Mode as provided below, this bond shall bear interest at the Weekly Rate. The Weekly Rate for this bond shall be the rate of interest determined by the Remarketing Agent designated as provided in the Agreement (herein, with its successors, the "Remarketing Agent"), for each Rate Period, as defined below, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds, as defined below, in the Weekly Mode at par on and as of the Adjustment Date, as defined below, but not in excess of the Maximum Interest Rate. If this bond is converted to the Fixed Rate Mode, it shall bear interest at the Fixed Rate as defined in the Agreement. The Remarketing Agent shall determine the initial Weekly Rate on or before the date of issue of the Bonds, which rate shall remain in effect as provided in the Agreement. Thereafter, the Remarketing Agent shall redetermine the Weekly Rate for each Rate Period as provided below. The amount of interest due on any INTEREST PAYMENT DATE shall be the amount of unpaid interest accrued on this bond for the preceding Interest Accrual Period.

        This bond is one of a series of Variable Rate Demand Revenue Bonds, Frequency & Time Systems Issue, Series 2001 (the "Bonds") in the aggregate principal amount of Two Million Seven Hundred Twenty Five Thousand Dollars ($2,725,000) issued under Massachusetts General Laws, Chapters 23G and 40D, as amended (the "Act"). The proceeds of the Bonds are being loaned to Frequency & Time Systems, Inc. ("Borrower") pursuant to a Loan and Trust

Agreement (the "Agreement") dated as of May 1, 2001 among the Borrower, the Issuer and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). Pursuant to the Agreement, the Borrower has unconditionally agreed to repay such loan in the amounts and at the times necessary to pay the principal of, premium, if any, and interest on the Bonds when due. Reference is hereby made to the Agreement for the provisions thereof with respect to the rights, limitations of rights, duties, obligations and immunities of the Borrower, the Issuer, the Trustee and the Bondowners, including the order of payments in the event of insufficient funds, the disposition of unclaimed moneys held by the Trustee and restrictions on the rights of owners of the Bonds to bring suit. The Agreement may be amended to the extent and in the manner provided therein. Copies of the Agreement are available for inspection at the principal corporate trust office of the Trustee.

        The Purchase Price, as defined below, and principal of and interest on this bond while it is in the Weekly Mode are also payable from moneys drawn by the Trustee on an irrevocable letter of credit for the Bonds (together with any extensions, amendments and renewals thereof, the "Letter of Credit") issued by Wells Fargo Bank, N.A. (together with any other issuer of a Credit Facility, the "Bank"), pursuant to the terms of a Reimbursement Agreement (the "Reimbursement Agreement") between the parent of the Borrower and the Bank. The Trustee may draw on the Letter of Credit presently in place for the payment of up to forty-five (45) days' interest for Bonds in the Weekly Mode. The Letter of Credit will expire on May 30, 2002, but may be terminated earlier upon the occurrence of certain events set forth in the Agreement and the Reimbursement Agreement or extended as provided in the Reimbursement Agreement. Unless the Letter of Credit is extended or renewed or a substitute letter of credit (collectively with the Letter of Credit, a "Credit Facility") is provided in accordance with the Agreement, the Bonds will become subject to mandatory purchase as described below. The Borrower may substitute a new Credit Facility as provided in the Agreement.

        In case any Event of Default occurs and is continuing, the principal amount of this bond together with accrued interest may become or be declared immediately due and payable in the manner and with the effect provided in the Agreement.

        Unless otherwise defined herein, capitalized terms used in this bond shall have the meaning given them in the Agreement. The following terms are defined as follows:

        "Adjustment Date" means, with respect to a Bond in the Weekly Mode, the date on which a new Rate Period for that Bond takes effect. The Adjustment Date shall initially be the date of issuance of the Bonds and thereafter each Wednesday.

        "Business Day" means a day (i) that is not a Saturday, Sunday or legal holiday, (ii) on which banks are not required or authorized to close in Boston, Massachusetts or New York, New York, (iii) on which banking institutions in all of the cities in which the principal corporate trust office of the Trustee and, if applicable, the principal offices of the Remarketing Agent and the Bank (and, in the case of the Bank, the office of the Bank specified in the Letter of Credit for draws thereunder) are located are not required or authorized to remain closed and (iv) on which the New York Stock Exchange is not closed.

        "DTC" means The Depository Trust Company, a limited purpose trust company, New York, New York.

        "Interest Accrual Period" means a calendar month or, as applicable, a portion of a calendar month if the period is measured from the DATE OF THIS BOND or to the MATURITY DATE, a Purchase Date pursuant to a mandatory tender or the redemption or acceleration date.

        "Interest Payment Date" means each date on which interest shall be payable on the Bonds according to their terms so long as any of the Bonds shall be Outstanding. While the Bonds bear interest in the Weekly Mode, the Interest Payment Date shall be the first Business Day of each calendar month for the preceding Interest Accrual Period commencing July 2, 2001. From and after the Fixed Rate Conversion Date, the Interest Payment Date shall be the first day of May and November of each year, commencing on an May 1 or November 1 which is at least two but less than ten months after the Fixed Rate Conversion Date, as specified by the Borrower in writing to the Trustee; except that for Bank Bonds the Interest Payment Date shall be the first Business Day of each month. As to any Bond, whether before or after the Fixed Rate Conversion Date, the Interest Payment Date shall also be the maturity date or redemption or acceleration date thereof.

        "Maximum Interest Rate" means the maximum interest rate on Bonds in the Weekly Mode, other than Bank Bonds, which rate is initially 10% per annum. The Maximum Interest Rate may be increased at any time by the Borrower by filing with the Issuer and the Trustee a certificate of the Borrower Representative stating the new Maximum Interest Rate and an opinion of Bond Counsel to the effect that such increase will not adversely affect the exclusion of interest on the Bonds from gross income of the Bondowners for federal income tax purposes. In no event shall an increase in the Maximum Interest Rate be permitted to cause the amount entitled to be drawn under a Credit Facility to be less than the minimum required amount specified in Paragraph 317(b)(ii) of the Agreement.

        "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Weekly Mode and the Fixed Rate Mode.

        "Purchase Date" means, while this bond is in the Weekly Mode, the date on which this bond shall be required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions hereof.

        "Rate Period" or "Period" means, when used with respect to any particular rate of interest for a Bond in the Weekly Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein. While this bond is in the Weekly Mode, a new interest rate shall take effect on each Adjustment Date.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any of its successors or assigns, or, if S&P is no longer rating the Bonds, any other nationally recognized securities rating agency which is then rating the Bonds designated by the Borrower.

        "Weekly Mode" means a Rate Period with respect to the Bonds which is a one week (or slightly shorter or longer for the initial Rate Period or in the case of redemption, conversion or maturity) period which commences initially on the date of issuance of the Bonds and thereafter on Wednesday of each calendar week and ends on the following Tuesday.

        At the option of the Borrower and upon certain conditions provided for in the Agreement described below, the Bonds may be converted from the Weekly Mode to the Fixed Rate Mode.

        While this bond is in the Weekly Mode, conversion to the Fixed Rate Mode may take place only on an INTEREST PAYMENT DATE in any calendar month upon written notice from the Trustee to the REGISTERED OWNER of this bond mailed at least thirty (30) days prior to the conversion. Conversion of this bond shall be subject to the conditions set forth in the Agreement. In the event that the conditions for a proposed conversion are not met, (i) such conversion shall not take effect on the proposed Fixed Rate Conversion Date, notwithstanding any prior notice to the Bondowners of such conversion and (ii) this bond shall remain in the Weekly Mode. In no event shall the failure of this bond to be converted be deemed to be a Default or an Event of Default under the Agreement.

        When this bond is in the Weekly Mode, the Weekly Rate in effect for each Rate Period (the "Effective Rate" for such Rate Period) shall be determined not later than the Adjustment Date. If for any reason the interest rate on the Bonds cannot be established for any Rate Period as described above or is held invalid or unenforceable by a court of law, or the Remarketing Agent fails to announce the Effective Rate for any Rate Period, the Effective Rate for that Rate Period shall be the same as the Effective Rate for the prior Rate Period. In no event shall the Weekly Rate exceed the Maximum Interest Rate. The Remarketing Agent shall announce the Effective Rate by telephone to the Trustee and the Borrower on the date of determination thereof, and shall promptly confirm such determination in writing. While this bond is in the Weekly Mode, any Bondowner may ascertain the Effective Rate at any time by contacting the Trustee or the Remarketing Agent.

        Each determination and redetermination of the Weekly Rate shall be conclusive and binding on the Issuer, the Trustee, the Bank, the Borrower and the Bondowners.

        While this bond is in the Weekly Mode, interest shall be computed on the basis of a 365- or 366-day year, as appropriate, and actual days elapsed. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for, but unpaid interest shall not bear interest.

        While this bond is in the Weekly Mode, unless this Bond is a Borrower Bond or a Bank Bond, the principal of this bond is payable when due by wire or bank transfer of immediately available funds within the continental United States to the REGISTERED OWNER hereof but only upon presentation and surrender of this bond at the principal corporate trust office of the Trustee. Interest on this bond while in the Weekly Mode is payable by check mailed on the Interest Payment Date by the Trustee to the REGISTERED OWNER, determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Trustee, unless this Bond is in the Book-Entry Only System or the Trustee has received wiring instructions from the owner of this Bond prior to the applicable record date, in which cases interest is payable in immediately available funds by wire or bank transfer within the continental United States. The Purchase Price (as defined below) of Bonds tendered for purchase shall be paid as provided below.

        The record date for payment of interest while this bond is in the Weekly Mode is the Business Day preceding the date on which interest is to be paid. With respect to overdue interest or interest on any overdue amount, the Trustee may establish a special record date. The special record date may be not more than thirty (30) days before the date set for payment. The Trustee will mail notice of a special record date to the Bondowners at least ten (10) days before the special record date. The Trustee will promptly certify to the Issuer and the Remarketing Agent that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that notice was given in the manner required hereby.

        While this bond is in the Weekly Mode, unless this Bond is a Borrower Bond or a Bank Bond, the REGISTERED OWNER shall have the right to tender this bond or portion thereof for purchase in the principal amount of One Hundred Thousand Dollars ($100,000) (or in its entirety only if this bond has previously been reduced below One Hundred Thousand Dollars ($100,000) by partial redemption) and integral multiples of Five Thousand Dollars ($5,000) in excess thereof (provided, however, that any portion of this bond not tendered shall be in the minimum amount of One Hundred Thousand Dollars ($100,000)) at a price (the "Purchase Price") equal to 100% of the principal amount thereof, plus accrued interest, if any, to the Purchase Date, upon compliance with the conditions described below, provided that if the Purchase Date is an INTEREST PAYMENT DATE, accrued interest for the preceding Interest Accrual Period shall be paid separately, and not as part of the Purchase Price on such date. In order to exercise the right to tender, the REGISTERED OWNER must deliver to the Trustee a written irrevocable notice of tender substantially in the form of the Bondowner's Election Notice set forth hereon or in such other form as is satisfactory to the Trustee. While this bond is in the Weekly Mode, it will be purchased on the Business Day specified in such Bondowner's Election Notice, provided such date is at least seven calendar days after receipt by the Trustee of such notice. If the REGISTERED OWNER of this bond has elected to require purchase as provided above, the REGISTERED OWNER shall be deemed, by such election, to have agreed irrevocably to sell this bond to any purchaser determined in accordance with the provisions of the Agreement on the date fixed for purchase at the Purchase Price.

        Tender of this bond will not be effective and this bond will not be purchased if at the time fixed for purchase an acceleration of the Bonds shall have occurred and not have been annulled in accordance with the Agreement. Notice of tender of this bond is irrevocable. All notices of tender of Bonds shall be made to the Trustee at its office or such other address specified in writing by the Trustee to the Bondowners. All deliveries of tendered Bonds, including deliveries of Bonds subject to mandatory tender, shall be made to the Trustee at its office or such other address specified in writing by the Trustee to the Bondowners.

        Unless this bond is a Borrower Bond or a Bank Bond, this bond is subject to mandatory tender for purchase at the Purchase Price (i) on the date of conversion to the Fixed Rate Mode and (ii) on the INTEREST PAYMENT DATE immediately preceding the expiration (after any extensions), termination or substitution of the Credit Facility if the Borrower has failed to provide for delivery of an extension of the existing Credit Facility or a substitute Credit Facility at least forty-five (45) days prior to such INTEREST PAYMENT DATE and in connection with the substitution of a Credit Facility unless the Trustee receives written notice from S&P (if this bond is rated by S&P) at least forty-five (45) days prior to such INTEREST PAYMENT DATE that such substitution will not result in a withdrawal or reduction of the rating of this bond. The extension of the existing Credit Facility shall not cause a mandatory tender. Notice of mandatory tender shall be given or caused to be given by the Trustee in writing to the REGISTERED OWNER not more than forty-four (44) days and not less than thirty (30) days prior to the mandatory Purchase Date. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND AT SUCH PRICE TO ANY PURCHASER DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT IN THE EVENT OF SUCH MANDATORY TENDER AND, ON SUCH

PURCHASE DATE, TO SURRENDER THIS BOND TO THE TRUSTEE FOR PAYMENT OF THE PURCHASE PRICE. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER, provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price.

        The Purchase Price of this bond shall be paid to the REGISTERED OWNER by the Trustee on the Delivery Date, which shall be the Purchase Date or any subsequent Business Day on which this bond is delivered to the Trustee. The Purchase Price of this bond shall be paid only upon surrender of this bond to the Trustee as provided herein; provided that for so long as this bond is in the Book-Entry Only System, physical surrender of this bond to the Trustee shall not be required and this bond shall be tendered pursuant to the procedures set forth in Section 301(c) of the Agreement. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER who gave notice of tender for purchase, provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price. The Purchase Price of Bonds tendered for purchase is payable for Bonds in the Weekly Mode by wire or bank transfer within the continental United States in immediately available funds from the Trustee to the REGISTERED OWNER at its address shown on the registration books maintained by the Trustee. If on any date this bond is subject to mandatory tender for purchase or is required to be purchased at the election of the REGISTERED OWNER, payment of the Purchase Price of this bond to such owner shall be made on the Purchase Date if presentation and surrender of this bond is made prior to 10:00 A.M., Boston, Massachusetts time, on the Purchase Date or on such later Business Day upon which presentation and surrender of this bond is made prior to 10:00 A.M., Boston, Massachusetts time, except as otherwise provided for Bonds in the Book-Entry Only System, as described in the Agreement.

        Bonds which are Bank Bonds shall bear interest at the applicable Bank Rate (as defined in the Agreement) until such Bonds are no longer Bank Bonds. Interest at the Bank Rate shall be calculated on the basis of 1/360th of the rate thereon for each day and shall be payable on the first Business Day of each month. Bank Bonds or Borrower Bonds (as defined in the Agreement) shall not be subject to mandatory or optional tender for purchase.

        The Bonds in the Weekly Mode are subject to mandatory redemption at any time in whole, as soon as practicable and, in any event, within sixty days after the Trustee's receipt of notice of a Determination of Taxability at a redemption price of 100% of the principal amount of the Bonds so redeemed plus accrued interest in the event of a Determination of Taxability as defined in the Agreement.

        Bonds in the Weekly Mode are subject to optional redemption in whole or in part in integral multiples of Five Thousand Dollars ($5,000) at any time at the direction of the Borrower at a redemption price of par plus accrued interest.

        Bonds which are Bank Bonds are subject to redemption at the option of the Borrower in whole or in part at any time in multiples of Five Thousand Dollars ($5,000) at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date, without premium.

        Bonds in the Weekly Mode are subject to mandatory redemption in whole or in part on any INTEREST PAYMENT DATE at a redemption price of par plus accrued interest:

        (1) In whole or in part, to the extent excess moneys in the Construction Fund are transferred to the Bond Fund established under the Agreement, or from certain proceeds of the sale, lease or other disposition of the facilities financed by the Bonds or from certain insurance or eminent domain proceeds pursuant to the extraordinary redemption provisions set forth in the Agreement; or

        (2) If, within thirty (30) days of the occurrence of an Act of Bankruptcy of the Bank, a substitute Credit Facility has not been issued to the Trustee in accordance with the Agreement. In such event, the Bonds shall be subject to redemption as a whole within one hundred thirty (130) days after the occurrence of the Act of Bankruptcy of the Bank.

        If less than all of the Outstanding Bonds are to be called for optional or mandatory redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Agreement with Bonds in the Weekly Mode being redeemed in increments of Five Thousand Dollars ($5,000) or integral multiples thereof; provided, however, that no partial redemption shall result in the portion of any Bond left Outstanding being in an amount of less than $100,000. Bank Bonds shall be redeemed before any other Bonds.

        In the event this bond (or any portion hereof) is selected for redemption, notice will be mailed no more than sixty (60) nor less than thirty
(30) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Trustee. Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

        If this bond is of a denomination in excess of One Hundred Thousand Dollars ($100,000), portions of the principal amount in excess of $100,000 may be redeemed in increments of Five Thousand Dollars ($5,000). If less than all of the principal amount is to be redeemed, unless this bond is in the Book-Entry Only System, upon surrender of this bond to the Trustee, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount. No partial redemption shall result in the portion of the Bond not redeemed being less than One Hundred Thousand Dollars ($100,000).

        Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Trustee, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

        IN CERTAIN CIRCUMSTANCES SET OUT HEREIN, THIS BOND (OR ANY PORTION HEREOF) IS SUBJECT TO PURCHASE OR REDEMPTION, IN EACH CASE UPON NOTICE TO OR FROM THE OWNER HEREOF AS OF A DATE PRIOR TO SUCH PURCHASE OR REDEMPTION. IN EACH SUCH EVENT AND UPON DEPOSIT OF THE PURCHASE OR REDEMPTION PRICE WITH THE TRUSTEE ON THE PURCHASE OR REDEMPTION DATE, AS THE CASE MAY BE, THIS BOND (OR PORTION HEREOF) SHALL BE DEEMED TO HAVE BEEN TENDERED FOR PURCHASE OR REDEMPTION AND SHALL CEASE TO BE OUTSTANDING UNDER THE AGREEMENT, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE OR REDEMPTION DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO

RECEIVE THE PURCHASE OR REDEMPTION PRICE SO DEPOSITED WITH THE TRUSTEE UPON SURRENDER OF THIS CERTIFICATE TO THE TRUSTEE.

        This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the principal corporate trust office of the Trustee, upon surrender of this bond to the Trustee for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the principal corporate trust office of the Trustee for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Trustee will not be required to make an exchange or transfer of this bond (except in connection with any optional or mandatory tender of this bond) (i) if this bond (or any portion thereof) has been selected for redemption or (ii) during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any portion thereof) is eligible to be selected for redemption.

        The Bonds are issuable only in fully registered form and while in the Weekly Mode shall be in original minimum denominations of One Hundred Thousand Dollars ($100,000) and any multiple of Five Thousand Dollars ($5,000) in excess thereof. No Bond in the Weekly Mode may be issued in a denomination of less than One Hundred Thousand Dollars ($100,000).

        The Issuer, the Trustee and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

        No director, officer, employee or agent of the Issuer nor any person executing this bond (by facsimile signature or otherwise) shall be personally liable, either jointly or severally, hereon or be subject to any personal liability or accountability by reason of the issuance hereof.

        This bond will not be valid until the Certificate of Authentication has been signed by the Trustee.


                                    MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

                                    By:_________________________________________
                                          Authorized Signatory

                          Certificate of Authentication

        This bond is one of the Bonds described in the Loan and Trust Agreement.

                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Trustee

Date of Authentication:
                                    By:_________________________________________
                                          Authorized Signatory

                                   Assignment

        For value received the undersigned sells, assigns and transfers this bond to

________________________________________________________________________________
(Name and Address of Assignee)
________________________________________________________________________________

________________________________________________________________________________
Social Security or Other Identifying Number of Assignee

and irrevocably appoints _______________________________________________________
attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

                                      __________________________________________
                                      NOTE: The signature to this assignment
                                      must correspond with the name as written on the face of the bond without alteration or enlargement or other change and must be guaranteed by a Participant in a Recognized Signature Guaranty Medallion Program.

Dated:
Signature Guaranteed:

____________________________________
Participant in a Recognized
Signature Guaranty Medallion Program


By:________________________________
   Authorized Signature

       The following is the Bondowner's Election Notice described herein:


                           BONDOWNER'S ELECTION NOTICE

                    Massachusetts Development Finance Agency
                       Variable Rate Demand Revenue Bonds
                   Frequency & Time Systems Issue, Series 2001


Principal                     Principal Amount(1)             Bond     Purchase
Amount          CUSIP       Tendered for Purchase            Numbers     Date
---------       -----       ---------------------            -------   --------









The undersigned hereby certifies that it is the registered owner of the Bonds described above (the "Tendered Bonds"), which are in the Weekly Mode, and hereby agrees that the delivery of this instrument of transfer to the Trustee constitutes an irrevocable offer to sell the Tendered Bonds to the Borrower or its designee on the Purchase Date, which shall be a Business Day at least seven
(7) calendar days following receipt by the Trustee of this instrument, at a purchase price equal to the unpaid principal balance thereof plus accrued and unpaid interest thereon to the Purchase Date (the "Purchase Price"); provided, however, that if the Purchase Date is an Interest Payment Date, accrued interest shall be paid separately and not as part of the Purchase Price. The undersigned acknowledges and agrees that this election notice is irrevocable and that the undersigned will have no further rights with respect to the Tendered Bonds except payment, upon presentation and surrender of the Tendered Bonds at the principal corporate trust office of the Trustee, of the Purchase Price by wire or bank transfer within the continental United States from the Trustee to the undersigned at its address as shown on the registration books of the Trustee (i) on the Purchase Date if the Tendered Bonds shall have been surrendered to the Trustee prior to 10:00 A.M., Boston, Massachusetts time, on the Purchase Date or
(ii) on any Delivery Date subsequent to the Purchase Date on which Tendered Bonds are delivered to the Trustee by 10:00 A.M., Boston, Massachusetts time, together with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank, provided that for so long as the Bonds are in the Book-Entry Only System, physical surrender of the Bonds to the Trustee shall not be required and the Bonds shall be tendered pursuant to the procedures described in Paragraph 301(d)(iii)) of the Loan and Trust Agreement referred to below.

        Except as otherwise indicated herein and unless the context otherwise requires, the terms used herein shall have the meanings set forth in the Loan and Trust Agreement dated as of May 1, 2001 relating to the Bonds.

--------
(1) Must be in a minimum amount of One Hundred Thousand Dollars ($100,000) and integral multiples of Five Thousand Dollars ($5,000) in excess thereof and must not result in any portion of a Bond not tendered being below the minimum of One Hundred Thousand Dollars ($100,000).

Date:                                             Signature(s)


                                     ------------------------------------------


                                     ------------------------------------------


                                     ------------------------------------------


                                     ------------------------------------------
                                     Street        City         State       Zip


        IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Tendered Bond(s) with respect to which this Bondowner's Election Notice is being delivered without any change whatsoever. If this notice is signed by a person other than the registered owner of any Tendered Bond(s), the Tendered Bond(s) must be either endorsed on the Assignment appearing on each Bond or accompanied by appropriate bond powers, in each case signed exactly as the name or names of the registered owner or owners appear on the bond register. The method of presenting this notice to the Trustee is the choice of the person making such presentation. If it is made by mail, it should be by registered mail with return receipt requested.

                                      * * *

        (ii) Form of Fixed Rate Bond. The Bonds may be issued in the Fixed Rate Mode in substantially the form prescribed below.

$_______________                                                          No. R-

                            UNITED STATES OF AMERICA

                        THE COMMONWEALTH OF MASSACHUSETTS

                    MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

                        Variable Rate Demand Revenue Bond
                   Frequency & Time Systems Issue, Series 2001

INTEREST RATE:

MATURITY DATE:

CUSIP:

DATE OF THIS BOND:
(Date as of which Bonds of this
series were initially issued.)

INTEREST PAYMENT DATES:             (i) May 1 and November 1
                                    (but not before ______, _____)
                                    and (ii) the Maturity Date or
                                    redemption or acceleration date

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT:                                                        DOLLARS


        THIS BOND DOES NOT CONSTITUTE A GENERAL OBLIGATION OF THE MASSACHUSETTS DEVELOPMENT FINANCE AGENCY OR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF MASSACHUSETTS; THE PRINCIPAL OF AND INTEREST AND PREMIUM, IF ANY, ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT IN ACCORDANCE WITH THE LOAN AND TRUST AGREEMENT. THE ISSUER HAS NO TAXING POWER.

        The Massachusetts Development Finance Agency (the "Issuer"), for value received promises to pay to the REGISTERED OWNER, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT on the MATURITY DATE, unless paid earlier as provided below, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the most recent INTEREST PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, at the INTEREST RATE per annum, payable semiannually on the INTEREST PAYMENT DATES, until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. From and after that date, any unpaid principal will bear interest at the same rate until paid or duly provided for but unpaid interest shall not bear interest. The principal and premium, if any, of this bond is payable by bank check upon presentation and surrender hereof at the principal corporate trust office of Wells Fargo Bank Minnesota, National Association, as Trustee (with its successors, the "Trustee") at the office of the Trustee or such other address specified in writing by the Trustee to the Bondowners unless this bond is in the Book-Entry Only System (as defined in the Agreement) in which case payment shall be by wire transfer of immediately available funds within the continental United States. Interest is payable by bank check mailed on the INTEREST PAYMENT DATE by the Trustee to the REGISTERED OWNER of this bond (or of one or more predecessor or successor Bonds, as defined below), determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Trustee unless this bond is in the Book-Entry Only System, in which case interest is payable by wire or bank transfer of immediately available funds within the continental United States. If any payment, redemption or maturity date for principal, premium or interest shall be (i) a Saturday, Sunday or a legal holiday, or (ii) a day on which banking institutions in Boston, MA or New York, NY are authorized pursuant to law to close or on which any principal corporate trust office of the Trustee or the office of the Bank specified in the Credit Facility (hereinafter defined) for draws thereunder is not open for business, or (iii) a day on which the New York Stock Exchange is closed, then the payment thereof may be made on the next succeeding day not a day specified in (i) or (ii) with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

        The record date for payment of interest is the fifteenth day of the month preceding the date on which the interest is to be paid, provided that, with respect to overdue interest or interest on any overdue amount, the Trustee (as defined below) may establish a special record date. The special record date may be not more than thirty (30) days before the date set for payment. The Trustee will mail notice of a special record date to the registered owners of the Bonds (the "Bondowners") at least ten (10) days before the special record date. The Trustee will promptly certify to the Issuer and the Remarketing Agent that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

        This bond is one of a series of Variable Rate Demand Revenue Bonds Frequency & Time Systems Issue, Series 2001 (the "Bonds") in the aggregate principal amount of Two Million Seven Hundred Twenty Five Thousand Dollars ($2,725,000) issued under Massachusetts General Laws, Chapters 23G and 40D, as amended (the "Act"). The proceeds of the Bonds are being loaned to Frequency & Time Systems, Inc. ("Borrower"), pursuant to a Loan and Trust Agreement (the "Agreement") dated as of May 1, 2001 among the Borrower, the Issuer and the Trustee. Pursuant to the Agreement, the Borrower has unconditionally agreed to repay such loan in the amounts and at the times necessary to pay the principal of, premium, if any, and interest on the Bonds when due. Reference is hereby made to the Agreement for the provisions thereof with respect to the rights, limitations of rights, duties, obligations and immunities of the Borrower, the Issuer, the Trustee, and the Bondowners, including the order of payments in the event of insufficient funds, the disposition of unclaimed moneys held by the Trustee and restrictions on the rights of owners of the Bonds to bring suit. The Agreement may be amended to the extent and in the manner provided therein. Copies of the Agreement are available for inspection at the principal corporate trust office of the Trustee. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

        In order to provide additional security for the Bonds, [INSERT DESCRIPTION OF CREDIT FACILITY OR SUBSTITUTE CREDIT FACILITY].

        In case any Event of Default (as defined in the Agreement) occurs and is continuing, the principal amount of this bond together with accrued interest hereon may be declared due and payable in the manner and with the effect provided in the Agreement.

        [If applicable: The Bonds are redeemable pursuant to the Agreement prior to maturity beginning on May 1, _____, at the option of the Borrower, as a whole or in part at any time, at the following prices expressed in percentages of their principal amount, plus accrued interest to the redemption date:

        Period During Which Redeemed               Redemption Price
        ----------------------------               ----------------

                                                           %





[This table shall be completed based on redemption schedule established for the Bonds pursuant to the Agreement.]

        The Bonds are subject to redemption from sinking fund installments at their principal amounts, without premium, plus accrued interest to the redemption date on May 1 of each of the years and in the principal amounts as follows:

     Year          Principal Amount             Year          Principal Amount
     ----          ----------------             ----          ----------------





        The Bonds are subject to redemption prior to maturity at a redemption price of par plus accrued interest:

        (1) In whole or in part on any date, to the extent excess moneys in the Construction Fund are transferred to the Bond Fund established under the Agreement, or from proceeds of the sale, lease or other disposition of the facilities financed by the Bonds or certain insurance or eminent domain proceeds pursuant to the extraordinary redemption provisions set forth in the Agreement; or

        (2) If, within thirty (30) days of the occurrence of an Act of Bankruptcy of the Bank, a substitute Credit Facility has not been issued to the Trustee in accordance with the Agreement the Bonds shall be subject to redemption on any date as a whole within one hundred thirty (130) days after the occurrence of the Act of Bankruptcy of the Bank; or

        (3) In whole on any Interest Payment Date in the event of the expiration of the Credit Facility and failure by the Borrower to provide for delivery to the Trustee of an extension of the existing Credit Facility or a substitute Credit Facility at least forty-five (45) days prior to the INTEREST PAYMENT DATE immediately preceding the expiration date of the Credit Facility then in effect.

        The Bonds are also subject to redemption prior to maturity upon the occurrence of a Determination of Taxability as defined in the Agreement. In such event, the Bonds shall be subject to redemption, as a whole, as soon as practicable, and, in any event within sixty (60) days after the Trustee's receipt of notice of such Determination of Taxability, at a redemption price equal to the principal amount thereof plus a premium equal to three percent (3%) of the principal amount thereof, plus accrued interest to the redemption date. If any Bonds are paid at maturity or redeemed subsequent to a Tax Incidence Date without payment of an amount at least equal to the redemption price that would have been received if such Bonds had been redeemed as a result of a Determination of Taxability, the Owners of such Bonds at the time of maturity or redemption, upon establishing their then ownership thereof, shall be entitled to receive as an additional premium thereon an amount equal to the difference between the amounts actually received and the amounts that would have been received if such Bonds had been redeemed as a result of a Determination of Taxability.

        If less than all of the outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Agreement. Mandatory or optional redemption (other than sinking fund redemption) shall reduce the mandatory sinking fund redemption obligation in inverse order of payment dates.

        In the event this bond or any portion hereof is selected for redemption, notice will be mailed no more than sixty (60) nor less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Trustee. Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

        If this bond is of a denomination in excess of Five Thousand Dollars ($5,000), portions of the principal amount in the amount of Five Thousand Dollars ($5,000) or any multiple thereof may be redeemed. If less than all of the principal amount is to be redeemed, unless this bond is in the Book-Entry Only System, upon surrender of this bond to the Trustee, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

        Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Trustee, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

        This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the principal corporate trust office of the Trustee, upon surrender of this Bond to the Trustee for cancellation. Upon transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the principal corporate trust office of the Trustee for a new Bond or Bonds of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any. The Trustee will not be required to make an exchange or transfer of this bond (i) if this bond or any portion thereof has been selected for redemption or (ii) during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any part thereof) is eligible to be selected or has been selected for the redemption.

        This bond is issuable only in fully registered form in the denominations of [One Hundred Thousand Dollars ($100,000) and any integral multiple of Five Thousand Dollars ($5,000) in excess thereof, except as a result of a partial redemption.] [Five Thousand Dollars ($5,000) or any integral multiple thereof.]

        The Issuer, the Trustee, and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

        No director, officer, employee or agent of the Issuer nor any person executing this bond (by facsimile signature or otherwise) shall be personally liable, either jointly or severally, hereon or be subject to any personal liability or accountability by reason of the issuance hereof.

        This bond will not be valid until the Certificate of Authentication has been signed by the Trustee.

        REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND ON THE BACK, WHICH HAVE THE SAME EFFECT AS IF SET FORTH HERE.

                                    MASSACHUSETTS DEVELOPMENT FINANCE AGENCY


                                    By: ________________________________________
                                          Authorized Signatory


                          Certificate of Authentication

        This bond is one of the Bonds described in the Loan and Trust Agreement.

                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Trustee

Date of Authentication:
                                      By:_______________________________________
                                          Authorized Signatory

                                   Assignment

  For value received the undersigned sells, assigns and transfers this bond to

________________________________________________________________________________
(Name and Address of Assignee)
________________________________________________________________________________

________________________________________________________________________________
Social Security or Other Identifying Number of Assignee

and irrevocably appoints _______________________________________________________
attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.


                                      __________________________________________
                                      NOTE: The signature to this assignment
                                      must correspond with the name as written on the face of the bond without alteration or enlargement or other change and must be guaranteed by a Participant in a Recognized Signature Guaranty Medallion Program.
Dated:

Signature Guaranteed:

____________________________________
Participant in a Recognized
Signature Guaranty Medallion Program


By:_________________________________
   Authorized Signature


        (b) Details of the Bonds.

        The Bonds shall be signed on behalf of the Issuer by the manual or facsimile signature of the President, Senior Executive Vice President/Secretary, Senior Vice President/Investment Banking or General Counsel. The Certificate of Authentication shall be manually signed by the Trustee. No bonds shall be issued under this Agreement other than the Bonds.

        In case any officer whose manual or facsimile signature shall appear on any Bond shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

        The Bonds shall be issued in fully registered form and shall be numbered from R-1 upwards in the order of their issuance, or in any other manner deemed appropriate by the

Trustee. The Bonds shall be dated the date of original delivery thereof and shall mature on May 1, 2021. The interest on Bonds until they come due shall be payable on the Interest Payment Dates applicable to the Mode the Bonds are in from time to time. Interest on overdue principal of any Bond shall bear interest at the rate last established for that Bond before the principal became overdue until duly paid or provided for, but unpaid interest shall not continue to bear interest after its due date. The Bonds shall be initially in the Weekly Mode.

        Except for Bonds that have been subject to partial redemption, the Bonds shall be in the denomination of One Hundred Thousand Dollars ($100,000) or any multiple of Five Thousand Dollars ($5,000) in excess of One Hundred Thousand Dollars ($100,000) in the Weekly Mode and, except as provided below, after the Fixed Rate Conversion Date.

        On or after the Fixed Rate Conversion Date the Bonds may be issued in denominations of Five Thousand Dollars ($5,000) or any multiple thereof upon delivery to the Trustee of (A) a disclosure document relating to the Bonds, and
(B) an opinion or opinions of independent counsel to the effect that such disclosure document fairly and accurately describes the Bonds, the security for the Bonds and the financing documents relating to the Bonds and such security, and that the disclosure document (except the financial and statistical data therein as to which no opinion need be expressed) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (C) a certificate of the Borrower that the Borrower has undertaken to provide continuing disclosure information as required by Rule 15(c) 2-12 under the Securities and Exchange Act of 1934 as in effect on the Fixed Rate Conversion Date, or an opinion of Bond Counsel, who may be counsel to the Issuer, the Remarketing Agent or the Trustee, to the effect that compliance with the Rule is not required.

        The Bonds are subject to redemption as described in Section 310 and in the forms of Bonds.

        (c) Registration of Bonds in the Book-Entry Only System.

            (i) Notwithstanding any provision herein to the contrary, the provisions of this Subsection 301(c) and the Representation Letter (as defined below) shall apply with respect to any Bond registered to CEDE & CO. or any other nominee of DTC while the Book-Entry Only System (meaning the system of registration described in paragraph (ii) of this Subsection 301(c)) is in effect. The Book-Entry Only System shall be in effect for any Mode if so specified by the Borrower prior to conversion to that Mode, subject to the provisions below concerning termination of the Book-Entry Only System. Until it revokes such specifications in its discretion, the Borrower hereby specifies that the Book-Entry Only System shall be in effect while the Bonds are in Weekly and Fixed Rate Modes.

            (ii) The Bonds in or to be in the Book-Entry Only System shall be issued in the form of a separate single authenticated fully registered Bond for each stated maturity in substantially the forms provided for in Subsection 301(a). Any legend required to be on the Bonds by DTC may be added by the Trustee. On the date of original delivery thereof, the Bonds shall be registered in the registry books of the Trustee in the name of CEDE & CO., as nominee of DTC as agent for the Issuer in maintaining the Book-Entry Only System. With respect to Bonds registered in the registry books kept by the Trustee in the name of CEDE & CO., as nominee of DTC, the Issuer, the Borrower, the Bank, the Remarketing Agent and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporations and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the person who is considered the beneficial owner of the Bonds pursuant to the arrangements for book entry determination of ownership applicable to DTC) with respect to the following: (A) the accuracy of the records of DTC, CEDE & CO. or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to or from any Participant, any Beneficial Owner or any other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption or tender (whether mandatory or optional), or (C) the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal or premium, if any, or interest on the Bonds or the Purchase Price. The Trustee shall pay all principal of and premium, if any, and interest on the Bonds or the Purchase Price only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Issuer's obligations with respect to the principal of and premium, if any, and interest on Bonds to the extent of the sum or sums so paid. No person other than DTC shall be entitled to receive an authenticated Bond evidencing the obligation of the Issuer to make payments of principal and premium, if any, and interest pursuant to this Agreement. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of CEDE & CO., the words "CEDE & CO." in this Agreement shall refer to such new nominee of DTC.

            (iii) Upon receipt by the Trustee of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, or that DTC has received written notice from its Participants having interests in an aggregate amount of not less than fifty percent (50%) of the aggregate principal amount of Bonds Outstanding to the effect that continuation of the Book-Entry Only System is not in the best interests of the beneficial owners, the Issuer shall issue and the Trustee shall transfer and exchange Bonds as requested by DTC in appropriate amounts and in authorized denominations, and whenever DTC requests the Issuer and the Trustee to do so, the Trustee and the Issuer will, at the expense of the Borrower, cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or (B) to make available for transfer and exchange Bonds registered in whatever name or names and in whatever authorized denominations as DTC shall designate.

            (iv) In the event the Borrower determines that the Beneficial Owners should be able to obtain Bond certificates, the Borrower may so notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of Bond certificates. In such event, the Issuer shall issue and the Trustee shall transfer, at the expense of Borrower, and exchange Bond certificates as requested by DTC in appropriate amounts and in authorized denominations. Whenever DTC requests the Trustee to do so, the Trustee will cooperate with DTC in taking appropriate action after reasonable notice to make available for transfer and exchange Bonds registered in whatever name or names and in whatever authorized denominations as DTC shall designate.

            (v) Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of CEDE & CO., as nominee of DTC, all payments with respect to the principal of, Purchase Price, premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Letter of Representation (the "Representation Letter") from the Issuer to DTC as in effect from time to time.

            (vi) Notwithstanding any provision in Section 310 to the contrary, so long as the Bonds outstanding are held in the Book-Entry Only System, if less than all of such Bonds of a maturity are to be redeemed upon any redemption of Bonds hereunder, the particular Bonds or portions of Bonds to be redeemed shall be selected by DTC in such manner as DTC may determine.

            (vii) So long as the Book-Entry Only System is in effect, a Beneficial Owner who elects to have its Bonds purchased or tendered pursuant to the Agreement shall effect delivery by causing a Participant to transfer the Beneficial Owner's interest in the Bonds pursuant to the Book-Entry Only System. The requirement for physical delivery of Bonds in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Bonds are transferred in accordance with the Book-Entry Only System.

            (viii) So long as the Book-Entry Only System is in effect, the Remarketing Agent shall communicate to DTC information concerning the purchasers of Tendered Bonds as may be necessary or appropriate, and, notwithstanding any provision in the Representation Letter to the contrary, the Remarketing Agent shall continue to remit to the Trustee interest rate determination information pursuant to the terms of this Agreement.

        (d) Weekly Mode.

            (i) Determination of Weekly Rates. The Remarketing Agent shall determine the Weekly Rate as provided in the form of Weekly Bonds not later than the Adjustment Date and, pursuant to the Remarketing Agreement, shall notify the Trustee and the Borrower by telephone or facsimile (followed by written confirmation thereof) on the Adjustment Date of each change in the Weekly Rate. Each determination and redetermination of the Weekly Rate shall be conclusive and binding on the Issuer, the Trustee, the Bank, the Borrower and the Bondowners.

        If for any reason the Weekly Rate cannot be established for any Rate Period as described above or is held invalid or unenforceable by a court of law, or the Remarketing Agent fails to announce the Effective Rate as provided herein for any Rate Period, the Effective Rate for that Rate Period shall be the same as the Effective Rate for the prior Rate Period. In no event shall the Weekly Rate exceed the Maximum Interest Rate.

            (ii) Conversion to Fixed Rate Mode. The Bonds in the Weekly Mode may be converted in whole, but not in part, on any Interest Payment Date applicable to the Weekly Mode at the election of the Borrower to the Fixed Rate Mode, as provided in the form of Weekly Rate Bonds, so long as no Default hereunder exists as certified in writing to the Trustee by a Borrower Representative on the Fixed Rate Conversion Date. Bonds to be converted to the Fixed Rate Mode shall be supported by a Credit Facility. If Bonds are to be converted to the Fixed Rate Mode, no such conversion shall be effective unless the Borrower shall have delivered to the Trustee by 10:00 A.M., Boston, Massachusetts time on the Fixed Rate Conversion Date a Credit Facility in the minimum required face amount for the Fixed Rate Mode as provided in Section 317 and with an expiration date not earlier than one year from the Fixed Rate Conversion Date, together with an opinion of Bond Counsel to the effect that the conversion to the Fixed Rate Mode does not adversely effect the exclusion of interest on the Bonds from gross income for federal income tax purposes. Written notice of the conversion of Bonds to the Fixed Rate Mode, the identity of the provider of the new Credit Facility and the proposed Fixed Rate Conversion Date, which date shall be an Interest Payment Date under the Weekly Mode, shall be given by the Borrower to the Issuer, the Trustee, the Bank, the Remarketing Agent and S&P, if the Bonds are then rated by S&P, not fewer than forty-five (45) nor more than sixty (60) days prior to the proposed Fixed Rate Conversion Date. Notice of a conversion of Bonds to the Fixed Rate Mode and the mandatory tender of Bonds for purchase on such Fixed Rate Conversion Date shall be given to the owners of such Bonds as provided in Subparagraph 301(d)(iv)(B) and the form of Weekly Bonds. Conversions to the Fixed Rate Mode shall also be governed by Subsection 301(e).

        Notwithstanding the foregoing, if the preconditions to conversion to the Fixed Rate Mode established by the preceding paragraph are not met by 10:00 A.M., Boston, Massachusetts time on the Fixed Rate Conversion Date, the Trustee shall deem the proposed conversion to have failed and shall immediately notify the Remarketing Agent, and the Bonds shall remain in the Weekly Mode. In no event shall the failure of Bonds to be converted to the Fixed Rate Mode for any reason be, in and of itself, deemed to be a Default or Event of Default under this Agreement.

            (iii) Bondowners' Option to Tender Bonds in Weekly Mode. Bonds in the Weekly Mode (other than Bank Bonds or Borrower Bonds) are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Weekly Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered Bonds plus accrued interest to the Purchase Date, provided that if the Purchase Date is an Interest Payment Date, accrued interest for the preceding Interest Accrual Period shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Agreement.

        The Trustee shall accept all Tendered Bonds properly tendered to it for purchase as provided in the form of Weekly Bonds and in this Paragraph 301(d)(iii), or for so long as the Bonds are in the Book-Entry Only System, Bonds shall be deemed tendered if Bonds are transferred as provided in Paragraph 301(c)(vii); provided, however, that the Trustee shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if at the time of tender or on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section 602 and such acceleration shall not have been annulled.

        The Bondowner's Election Notice delivered to the Trustee as provided in the form of Weekly Bonds prior to the Purchase Date of Tendered Bonds shall be in substantially the form provided in the form of Weekly Bond or such other form as the Trustee may accept.

        As soon as practicable after receiving notice of a tender of Bonds under this section, the Trustee shall notify the Remarketing Agent, the Borrower and the Bank by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

            (iv) Events Requiring Mandatory Tender of Weekly Bonds.

                (A) Expiration of Credit Facility Without Substitution or Replacement; Substitution of Credit Facility. The Bonds in the Weekly Mode (other than Bank Bonds or Borrower Bonds) are subject to mandatory tender for purchase as provided in the form of Weekly Bonds in connection with the expiration, termination or substitution of the Credit Facility and failure by the Borrower to provide for the delivery to the Trustee of a substitute Credit Facility or an extension of the existing Credit Facility at least forty-five
(45) days prior to the Interest Payment Date preceding the date of such expiration (after any extensions), termination or substitution of the Credit Facility then in effect and in connection with the substitution of a Credit Facility, unless the Trustee receives written notice from S&P, if the Bonds are then rated by S&P, that such substitution will not result in a reduction or withdrawal of the ratings on the Bonds. Not more than forty-four (44) days prior to the mandatory tender date, and not less than thirty (30) days prior to the mandatory tender date, the Trustee shall give notice to the Bondowners of the mandatory tender of Bonds pursuant to this Paragraph 301(d)(iv). The extension of an existing Credit Facility shall not constitute a substitute Credit Facility or result in mandatory tender of Bonds.

                (B) Change in Mode. In the event that Bonds in the Weekly Mode are converted to the Fixed Rate Mode, such Bonds (other than the Bank Bonds and Borrower Bonds) are subject to mandatory tender for purchase on the Fixed Rate Conversion Date at the Purchase Price upon not more than forty-four (44) days' and not less than thirty (30) days' prior written notice from the Trustee to the Bondowners as provided in the form of Weekly Bonds, which notice shall state that the Bonds are subject to mandatory tender for purchase.

        (e) Conversion to Fixed Rate Mode. The interest rate on the Bonds may be converted by the Borrower to the Fixed Rate as provided in the form of the Weekly Rate Bonds, Section 301(d)(ii), and this Subsection 301(e). Upon receipt of the notice of conversion to the Fixed Rate Mode from the Borrower, the Remarketing Agent shall determine the Fixed Rate not later than 2:00 P.M., Boston, Massachusetts time two (2) Business Days before the Fixed Rate Conversion Date. The Fixed Rate shall be the lowest rate which in the judgment of the Remarketing Agent, on the basis of prevailing financial market conditions, would permit the sale of the Bonds being so converted at par as of the Fixed Rate Conversion Date on the basis of their terms as converted.

        On the date of determination thereof, the Remarketing Agent shall notify the Borrower, the Issuer and the Trustee by telephone or facsimile of the Fixed Rate promptly confirmed in writing to the Borrower, the Issuer and the Trustee. The determination of the Fixed Rate shall be conclusive and binding on the Issuer, the Trustee, the Borrower and the Bondowners. The first Interest Payment Date of Bonds converted to the Fixed Rate Mode shall be May 1 or November 1 specified by the Borrower in writing to the Trustee which is at least two (2) months but less than ten (10) months after the Conversion Date. The Fixed Rate shall become effective on the Fixed Rate Conversion Date and shall remain in effect for the remaining term of the Bonds.

        Notwithstanding the foregoing, if the preconditions to conversion to the Fixed Rate Mode established by this Subsection 301(e) and Paragraph 301(d)(ii) are not met by 10:00 A.M., Boston, Massachusetts time on the Fixed Rate Conversion Date, the Trustee shall deem the proposed conversion to have failed and shall proceed as such under Paragraph 301(d)(ii).

        (f) Cancellation of Bonds. All Bonds paid or redeemed, either at or before maturity, shall be delivered to the Trustee when such payment or redemption is made, and such Bonds, together with all Bonds purchased by the Trustee and all Bonds surrendered in any exchanges or transfers, shall thereupon be promptly canceled. All Bonds acquired and owned by the Borrower and delivered to the Trustee for cancellation shall be deemed paid and shall be promptly canceled. Bonds so canceled may, at the option of the Trustee, at any time be cremated or otherwise destroyed by the Trustee, which shall execute a certificate of cremation or destruction in duplicate by the signature of one of its authorized officers describing the Bonds so cremated or otherwise destroyed, and one executed certificate shall be returned to the Borrower.

        (g) Replacement of Bonds. Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss or mutilation of the Bonds. The costs of a replacement shall be paid or reimbursed by the applicant, who shall indemnify the Issuer, the Trustee, the Remarketing Agent and the Borrower against all liability and expense in connection therewith.

        (h) Interest on Overdue Principal. Any overdue principal of any Bond shall bear interest after its maturity or acceleration at the last interest rate in effect on that Bond.

        (i) CUSIP Numbers. The Issuer in issuing the Bonds may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Bondowners; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Borrower will promptly notify the Trustee of any change in the "CUSIP" numbers.

        Section 302. Application of Bond Proceeds. The proceeds of the sale of the Bonds shall be deposited in the Construction Fund, constituting the loan of the proceeds of the Bonds by the Issuer to the Borrower.

        Section 303. Tax Status of Bonds. The Borrower will perform its obligations and agreements contained in the Federal Tax Certificate as if they were set forth herein. Any covenants, agreements or representations made by the Borrower in the Federal Tax Certificate shall be performed and treated as if set forth herein. The Issuer will cooperate with the Bondowner and the Borrower to the extent deemed necessary or permitted by law in the opinion of Bond Counsel to the Issuer in order to preserve the exclusion of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes.

        Section 304. Bond Fund.

        (a) Establishment and Purpose. A Bond Fund is hereby established with the Trustee and moneys shall be deposited therein as provided in this Agreement. The Borrower hereby grants to the Trustee for the benefit of the Bondowners and the Bank a security interest in all deposits in the Bond Fund. The Trustee acknowledges that it holds the Bond Fund as agent for the Bondowners and the Bank, as their interests may appear. The Trustee shall be entitled conclusively to rely upon a certification from the Bank as to amounts due and payable under the Reimbursement Agreement. The moneys in the Bond Fund and any investments held as part of such fund shall be held in trust and, except as otherwise provided in this Agreement, shall be applied by the Trustee solely to pay principal of, premium, if any, and interest on, the Bonds or to reimburse the Bank for amounts drawn under the Credit Facility for payment of principal of and interest on the Bonds. The Trustee shall keep separate accounts as to (A) Eligible Funds and (B) all other funds in the Bond Fund. Proceeds of drawings upon the Credit Facility shall not be deposited in the Bond Fund, but shall be held by the Trustee in trust in the Credit Facility Fund pursuant to Paragraph 308(c)(iii) and applied as provided in this Agreement.

        (b) Excess in Bond Fund. If at any time the amount of Eligible Funds in the Bond Fund exceeds the amount necessary to pay the Purchase Price or the principal of, premium, if any, and interest on the then Outstanding Bonds in full and all amounts owing or to be owing under this Agreement to the Issuer and the Trustee, then the Trustee shall promptly apply such excess first to the Bank, in fulfillment of any obligations owed to it under the Reimbursement Agreement, as certified by the Bank, and second, if any balance remains, to the Borrower.

        (c) Unclaimed Moneys. Except as may otherwise be required by applicable law, in case any moneys deposited with the Trustee for the payment of the Purchase Price or principal of, premium, if any, or interest on any Bond remain unclaimed for two years after such Purchase Price or principal of, premium, if any, and interest has been paid or has become due and payable, the Trustee may, and upon receipt of a written request by a Borrower Representative shall, pay over to the Borrower the amount so deposited and thereupon the Trustee and the Issuer shall be released from any further liability with respect to the payment of such Purchase Price or principal, premium or interest and the owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Borrower as an unsecured creditor for the payment thereof.

        Section 305. Rebate Fund.

        (a) Establishment and Purpose. A Rebate Fund is hereby established with the Trustee for the purpose of compliance with IRC Section 148(f) as in effect from time to time, and the requirements of this section shall be construed in accordance therewith. Within thirty days after the close of each 12-month period following the original delivery date of the Bonds (a "Bond Year"), the Borrower shall compute and certify, upon which certification the Trustee shall conclusively rely, to the Trustee the amount of Excess Earnings, as defined in subsection (c), if any, for such Bond Year and notwithstanding any provision of this Agreement to the contrary shall direct the Trustee, in writing, to transfer such amount from the Construction Fund or the Bond Fund into the Rebate Fund. To the extent funds are not available from those sources, the Borrower shall pay the deficiency into the Rebate Fund.

        (b) Excess in Rebate Fund. If at the close of any Bond Year, the amount in the Rebate Fund exceeds the amount that would be required to be paid to the United States under subsection (d) if the Bonds were no longer outstanding, upon certification thereof by the Borrower to the Trustee, such excess shall promptly be paid to the Borrower.

        (c) Excess Earnings. "Excess Earnings" for any period means the sum of

            (i) the excess of

                (A) the aggregate amount earned during such period on all "Nonpurpose Obligations" (including gains on the disposition of such Obligations) in which "Gross Proceeds" of the issue are invested (other than amounts attributable to an excess described in this subparagraph (c)(i)), over

                (B) the amount that would have been earned during such period if the "Yield" on such Nonpurpose Obligations (other than amounts attributable to an excess described in this subparagraph (c)(i)) had been equal to the yield on the issue, plus

            (ii) any income during such period attributable to the excess described in subparagraph (c)(i) above.

        The terms "Nonpurpose Obligations," "Gross Proceeds" and "Yield" shall have the meanings given in IRC Section 148(f) and the regulations promulgated thereunder and shall be applied as provided therein.

        (d) Payment of Rebate to the United States.

            (i) Within thirty days after the close of the fifth Bond Year, and at least once in each five-year period thereafter, there shall be paid to the United States on behalf of the Issuer the full amount required to be paid under IRC Section 148(f). Within thirty days after the Bonds are no longer outstanding, there shall be paid to the United States on behalf of the Issuer the full amount then required to be paid under IRC Section 148(f). Each such payment shall be filed with the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255, accompanied by a copy of the Form 8038-T filed with respect to the Bonds.

            (ii) Not later than fifteen days prior to each date on which a payment could become due under subparagraph (i) (a "Rebate Payment Date"), the Borrower shall deliver to the Trustee a certificate summarizing the determination of the amount then required to be paid pursuant to subparagraph
(i) and if the amount then held in the Rebate Fund is less than the amount so determined, payment of the amount of the difference. Upon receipt of the foregoing, the Trustee shall make the payment provided for in subparagraph (i) from moneys in the Rebate Fund. The Trustee shall make such payment earlier at the request of the Borrower accompanied by the foregoing certification and payment, if any payment is required, together with a certificate of the Borrower that all of the Gross Proceeds of the issue have been expended for the governmental purpose of the issue and it is not anticipated that any other Gross Proceeds will arise during the remaining term of the issue. In the event that the Trustee shall not have received the required certification and payment on or within five days following the period specified in the first sentence of this subparagraph (ii), it shall pay over to the United States within the period prescribed in subparagraph (i) all of the funds then held in the Rebate Fund.

        (e) Records. The Borrower and Trustee shall keep such records as will enable them to fulfill their responsibilities under this section and IRC Section 148(f) and shall retain such records for at least six years following final payment of the Bonds. For purposes of the computations required by subsections (a) and (d), the Trustee shall upon written request furnish to the Borrower all information in the Trustee's control which is necessary for such computations.

        (f) No Liability. By agreeing to give the notices under this section, the Trustee assumes no responsibility for compliance by the Borrower with the requirements of IRC Section 148. The Borrower and the Issuer agree that any failure by the Trustee to give any notice under this section, shall not cause the Trustee to be responsible for any failure by the Borrower to comply with the requirements of IRC Section 148(f).

        Section 306. Reserved.

        Section 307. Application of Moneys. If, in addition to moneys drawn on the Credit Facility (if any), available moneys in the Bond Fund are not sufficient on any day to pay all principal, premium, if any, and interest on the Outstanding Bonds then due or overdue, such moneys shall, after payment of all amounts owing to the Trustee and the Issuer under this Agreement, be applied first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time) and second to the payment of principal and redemption premiums, if any, without regard to the order in which the same became due in each case pro rata among Bondowners, provided, however, that amounts drawn on the Credit Facility (if any) shall be applied exclusively to pay interest, premium, if any, and principal on Bonds in accordance with the Credit Facility. If the owners of any Bonds have received all payments of principal, premium, if any, and interest that have become due and payable from a draw on the Credit Facility, the Bank shall be treated as the owner of such Bonds for purposes of applying this section. In the event there exist Bank Bonds or Borrower Bonds on the date of any application of moneys under this section, moneys otherwise to be paid to the Bank or to the Borrower pursuant to this section shall be applied (subject to Paragraph 308(c)(iii)) as follows: first, so long as all payments due on Bonds supported by a Credit Facility have been made, pro rata to all Bondowners other than the Borrower (but including the Bank to the extent provided in the preceding sentence), otherwise first, pro rata to all Bondowners other than the Bank and the Borrower, second (and irrespective of which clause first applies), if any balance remains, to the Bank in fulfillment of any obligations then due and payable under the Reimbursement Agreement or any Bank Bonds (to the extent not satisfied pursuant to clause first), and third, if any further balance remains, to the Borrower in respect of any Borrower Bonds. Whenever overdue interest is to be paid on the Bonds, the Trustee may establish a special record date as provided in the forms of Bonds. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date. When interest or a portion of the principal is to be paid on an overdue Bond, the Trustee may require presentation of the Bond for endorsement of the payment. Prior to any payment to be made to the Bank in fulfillment of obligations due and payable under the Reimbursement Agreement, the Trustee may require a certificate from the Bank as to amounts then due and payable under the Reimbursement Agreement, and the Trustee may rely conclusively thereon.

        Section 308. Payments by the Borrower.

        (a) Payments of Debt Service by the Borrower.

            (i) While the Bonds are in the Weekly Mode, the Borrower shall make payments in immediately available funds to the Trustee for deposit in the Bond Fund no later than 11:00 A.M., Boston, Massachusetts time on each Interest Payment Date in an amount equal to the interest payment then coming due on such Bonds, and on each date on which principal on the Bonds is due an amount equal to the principal then coming due on the Bonds.

        The Borrower may satisfy the requirement to pay interest on Bank Bonds by making the payments to the Bank required by the Reimbursement Agreement and by providing written notification of same to the Trustee. If all or any portion of principal or interest on the Bonds (including any mandatory sinking fund installment) is paid by a draw on the Credit Facility, the Trustee will immediately after such payment disburse to the Bank from the Bond Fund an amount equal to the principal or interest so paid by a draw on the Credit Facility. While the Bonds are in the Fixed Rate Mode, the Borrower shall make payments not later than the last day of each month in an amount equal to the sum of one-sixth (1/6) of the interest next coming due on the Bonds plus one-twelfth (1/12) of the principal next coming due on the Bonds (including principal coming due by mandatory redemption pursuant to Subsection 310(e)). The Borrower may make payments to the Bond Fund earlier than required by this section, but such payments shall not affect the accrual of interest. Any premium due upon redemption of the Bonds shall be paid by the Borrower to the Trustee not later than two Business Days prior to the redemption date.

            (ii) The payments to be made under the foregoing paragraph shall be appropriately adjusted to reflect the date of issue of Bonds, the date of conversion of the Bonds to the Fixed Rate Mode, accrued interest deposited in the Bond Fund, if any, and any purchase or redemption of Bonds. The Borrower shall make payments to the Trustee for deposit in the Bond Fund so that there will be available in immediately available funds no later than 11:00 A.M, Boston, Massachusetts time on each payment date on the Bonds the amount necessary to pay the interest, principal and redemption premium, if any, due or coming due on the Bonds.

            (iii) At any time when any principal of the Bonds is overdue, the Borrower shall also have a continuing obligation to pay to the Trustee for deposit in the Bond Fund an amount equal to interest on the overdue principal at the rate in effect when such principal became overdue, but the installment payments required under this section shall not otherwise bear interest. Redemption premiums shall not bear interest.

            (iv) In any event, the loan payments shall be sufficient to pay the total principal or Purchase Price of, premium, if any, and interest on the Bonds as and when due (whether at maturity, by redemption or acceleration, or otherwise) or to reimburse the Bank for drawings under the Credit Facility. If at any time when said payments are due the balance in the Bond Fund available for said purpose is insufficient to make such loan payments, the Borrower will forthwith pay to the Trustee (in immediately available funds) any such deficiency. The Borrower shall not be required to make any loan payment to the extent its application would result in an excess in the Bond Fund over the amounts necessary to meet its obligations then due and payable plus any additional amounts then required to be maintained in the Bond Fund.

        (b) Additional Payments.

            (i) The Borrower shall pay the Issuer on demand for reimbursement of any and all costs, expenses and liabilities reasonably paid or incurred by the Issuer, including reasonable fees of counsel and disbursements thereof, in satisfaction of any obligations of the Borrower not performed by the Borrower as required hereunder.

            (ii) The Borrower shall pay the Issuer on demand for reimbursement or prepayment of any and all costs, expenses and liabilities paid or incurred or to be paid or incurred by the Issuer or any of its directors, officers, employees or agents, including reasonable fees of counsel and disbursements thereof, and requested by the Borrower or required by this Agreement or required by the Act with respect to the Bonds or the Project.

            (iii) The Borrower shall pay to the Trustee on demand for reimbursement or prepayment of any and all fees, costs, expenses and liabilities paid or incurred or to be paid or incurred by the Trustee, including reasonable fees of counsel and disbursements thereof, in the performance of its duties hereunder.

        (c) Drawings on the Credit Facility.

            (i) Debt Service. The Trustee shall not later than 1:00 P.M., Boston, Massachusetts time, on the Business Day next preceding any date on which payments of the principal of, premium, if any, or interest on the Bonds are due, whether at maturity, on an Interest Payment Date, by acceleration, redemption, or otherwise, draw on the Credit Facility an amount sufficient to pay in full the principal, premium, if any, and interest then coming due on the Bonds, other than Borrower Bonds or Bank Bonds. The Trustee shall immediately notify the Borrower by telephone promptly confirmed in writing if it has not been paid by the Bank for such a draw on the Letter of Credit by 2:00 P.M. Boston, Massachusetts time on the date such payment on the Bonds is due. The Trustee undertakes to give the Borrower notice at least one Business Day in advance of the amount of any draw on the Credit Facility, but failure by the Trustee to give any notice under this paragraph shall not affect the obligation of the Borrower to make any payments required by this Agreement.

            (ii) Tenders for Purchase. Except as provided in Paragraph 308(c)(i), drawings on the Credit Facility for the purchase of Bonds tendered for mandatory purchase pursuant to Paragraph 301(d)(iv) or for Bonds tendered for purchase at the Bondowner's election pursuant to Paragraph 301(d)(iii) shall be made pursuant to Subsection 311(a).

            (iii) Credit Facility Fund; Use of Credit Facility. A Credit Facility Fund is hereby established with the Trustee. All amounts received by the Trustee under any Credit Facility shall be held in the Credit Facility Fund separate and apart from all other amounts held by the Trustee, shall remain uninvested and shall be used solely to pay the Purchase Price or principal of, premium, if any, and interest on the Bonds for which the Credit Facility is available. Principal and Purchase Price of, premium, if any, and interest on Borrower Bonds and Bank Bonds shall not be paid from amounts drawn on a Credit Facility.

        (d) Payment of Debt Service. The Trustee shall apply to the payment of principal, premium, if any, and interest payable on the Bonds (whether at maturity, upon redemption or acceleration, on an Interest Payment Date, or otherwise) moneys made available to it in the following order: (i) moneys drawn on the Credit Facility, (ii) Eligible Funds on deposit in the Bond Fund, and (iii) any other moneys in the Bond Fund; provided, however, that except as specified in the next sentence, in no event shall the Trustee use any moneys other than Eligible Funds to pay principal of, premium, if any, or interest on Bonds supported by a Credit Facility. If and to the extent that sufficient Eligible Funds, including moneys drawn on the Credit Facility pursuant to this section and Section 605, are not available to pay in full the principal of, premium, if any, and interest on the Bonds supported by a Credit Facility, then other available moneys shall be so used. Immediately after any payment on the Bonds is made from funds drawn under the Credit Facility, the Trustee shall to the extent available pay to the Bank from amounts in the Bond Fund an amount equal to such payment on the Bonds from the drawing on the Credit Facility.

        (e) Borrower's Purchase of Bonds. If the amount drawn on the Credit Facility and deposited with the Trustee, together with all other amounts (including remarketing proceeds) received by the Trustee for the purchase of Bonds supported by a Credit Facility and tendered pursuant to Paragraph 301(d)(iii) or (iv) is not sufficient to pay the Purchase Price of such Bonds on the Purchase Date, the Trustee shall before 2:30 P.M., Boston, Massachusetts time on such Purchase Date, notify the Borrower and the Remarketing Agent of such deficiency by telephone promptly confirmed in writing. The Borrower shall pay to the Trustee in immediately available funds by 3:00 P.M., Boston, Massachusetts time on the Purchase Date an amount equal to the Purchase Price of such Bonds less the amount, if any, available to pay the Purchase Price in accordance with Section 311 from the proceeds of the remarketing of such Bonds or from drawings on the Credit Facility, as reported by the Trustee. Bonds so purchased with moneys furnished by the Borrower shall be Borrower Bonds.

        Section 309. Unconditional Obligation. The obligation of the Borrower to make payments under this Agreement shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever, shall not be subject to setoff, recoupment or counterclaim, and shall be a general obligation of the Borrower to which the full faith and credit of the Borrower are pledged. The Borrower shall be obligated to make such payments whether or not the Project becomes functional and whether or not the Project has ceased to exist or be functional to any extent from any cause whatsoever. The Borrower shall be obligated to make such payments regardless of whether it is in possession or entitled to be in possession of the Project.

        Section 310. Redemption of the Bonds.

        (a) Extraordinary Redemption Without Premium. To the extent moneys are transferred to the Bond Fund pursuant to Section 403 or 408 or pursuant to the provisions of the Reimbursement Agreement, or any related documents between the Borrower and the Bank relating to proceeds of the sale, lease or other disposition of the Project (or a portion thereof) or receipt of certain insurance or eminent domain proceeds relating to all or a portion of the Project, the Borrower shall promptly direct the Trustee in writing to draw on the Credit Facility in an amount equal to the highest multiple of Five Thousand Dollars ($5,000) which is less than the proceeds received to redeem Bonds in whole or in part, on any date within 60 days at a redemption price of 100% of the principal amount of the Bonds redeemed, plus accrued interest to the redemption date, and such moneys in the Bond Fund (and earnings thereon) shall be used to reimburse the Bank for moneys drawn on the Credit Facility, but only for payments of principal. If the amount so transferred in any one calendar year is less than One Hundred

Thousand Dollars ($100,000), the Trustee may, and upon written direction of the Borrower shall, apply it to reimburse the Bank for drawings on the Credit Facility for regularly scheduled payments of principal instead of calling Bonds for redemption.

        (b) Mandatory Redemption Without Premium In the Event of Act of Bankruptcy of the Bank. The Bonds are also subject to mandatory redemption if, within thirty (30) days of the occurrence of an Act of Bankruptcy of the Bank, a substitute Credit Facility has not been issued to the Trustee. In such event, the Bonds shall be subject to redemption as a whole only from Eligible Funds within one hundred thirty (130) days after the occurrence of the Act of Bankruptcy of the Bank, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date without premium.

        (c) Mandatory Redemption In the Event of a Determination of Taxability. The Bonds are subject to mandatory redemption at any time prior to maturity upon the occurrence of a Determination of Taxability. In such event, the Bonds shall be redeemed, as a whole only, as soon as practicable, from moneys drawn on the Credit Facility in the case of Bonds other than Borrower Bonds or Bank Bonds and from moneys of the Borrower in the case of Borrower Bonds or Bank Bonds, and, in any event, within sixty (60) days after the Trustee's receipt of notice of such determination, at a redemption price equal to (1) 100% of the principal amount to be redeemed plus accrued interest to the date of redemption when the Bonds bear interest at the Weekly Rate or the Bank Rate or (2) 103% of the principal amount thereof, plus accrued interest to the redemption date when the Bonds bear interest at the Fixed Rate. If any Bonds are paid at maturity or redeemed subsequent to a Tax Incidence Date without payment of an amount at least equal to the redemption price that would have been received if such Bonds had been redeemed as a result of a Determination of Taxability, the owners of such Bonds at the time of maturity or redemption, upon establishing their then ownership thereof, shall be entitled to receive from the Borrower as a premium or as an additional premium thereon, as the case may be, an amount equal to the difference between the amounts actually received and the amounts that would have been received if such Bonds had been redeemed as a result of a Determination of Taxability, but such premium or additional premium shall not be payable from, or secured by, the Credit Facility.

        (d) Optional Redemption. The Bonds are also subject to redemption prior to maturity, at the option of the Borrower, as a whole or in part on any date, only from moneys drawn on the Credit Facility in increments of $5,000 or any integral multiple thereof, at any time at a redemption price equal to: (i) on or prior to the Fixed Rate Conversion Date, 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, without premium, or (ii) from and after the Fixed Rate Conversion Date Bonds may be redeemed only on and after First Optional Redemption Date at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date; provided, however, that if the number of years between the Fixed Rate Conversion Date and the final maturity date of the Bonds is less than ten, the Bonds shall not be subject to optional redemption.

        Except to the extent prohibited by DTC procedures so long as any Bond is in the Book-Entry Only System, the Remarketing Agent, by giving written notice to the Trustee and the Borrower by telephone, promptly confirmed in writing, not later than 2:00 P.M., Boston, Massachusetts time two (2) Business Days before the Fixed Rate Conversion Date, may (but shall not be obligated to), establish such revised optional redemption dates and premiums as the Remarketing Agent shall, having due regard for prevailing financial market conditions, deem appropriate. Notwithstanding anything to the contrary contained herein, no such notice shall be effective unless the Borrower shall have delivered to the Trustee at the time of delivery of such notice (1) an opinion of Bond Counsel to the effect that the establishment of such optional redemption dates and premiums is lawful under the Act and permitted by this Agreement and does not affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes, and (2) a resolution of the Issuer approving such optional redemption dates and premiums. Upon satisfaction of the conditions set forth in this paragraph, the optional redemption dates and premiums shall be conclusive and binding upon the Issuer, the Borrower, the Trustee and the Bondowners.

        At any time during which the Bonds are Bank Bonds, the Bonds which are Bank Bonds are subject to redemption at the option of the Borrower, in whole or in part on any date, in integral multiples of Five Thousand Dollars ($5,000), at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, without premium.

        (e) Reserved.

        (f) Mandatory Redemption Without Premium-Expiration of Credit Facility. The Bonds in the Fixed Rate Mode are also subject to redemption in whole prior to maturity from funds drawn on the expiring Credit Facility in the event of the expiration of the Credit Facility and failure by the Borrower to provide for delivery to the Trustee of a substitute Credit Facility or notice of extension of the existing Credit Facility at least forty-five (45) days prior to the Interest Payment Date immediately preceding the expiration date of the Credit Facility then in effect. In any such event the Bonds shall be redeemed in whole and not in part on such Interest Payment Date at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date, without premium.

        (g) Selection of Bonds to be Redeemed:

            (1) Subject to paragraph (2) below, in the event of any partial redemption the Bonds shall be redeemed in inverse order of maturity or, in the case of a redemption of a maturity for which mandatory sinking fund installments have been established, such redemption shall reduce the mandatory sinking fund redemption obligation in inverse order of payment dates, and within any maturity the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee not more than sixty (60) days prior to the redemption date. The Trustee may provide for the selection for redemption of portions of any Bond in a denomination greater than $100,000 in increments of $5,000; provided, however, that while the Bonds are in the Weekly Mode, no partial redemption shall result in the portion of the Bond not redeemed being less than One Hundred Thousand Dollars ($100,000). So long as CEDE & CO., as nominee of DTC, is the Bondowner, the particular Bonds or portions thereof to be redeemed within a maturity shall be selected by lot by DTC, in such manner as DTC may determine.

            (2) Notwithstanding the foregoing, Bank Bonds shall be redeemed prior to the redemption of any other Bonds.

        (h) Notice by the Borrower. The Borrower shall give notice of redemption under Subsection 310(a), (b), (c) or (d) to the Trustee, the Issuer, the Bank and the Remarketing Agent at least forty-five (45) days before the redemption date for Bonds in the Weekly Mode and sixty (60) days before the redemption date in the case of Bonds in the Fixed Rate Mode. Failure of the

Borrower to give notice of a redemption under subsections (a), (b) or (c) shall not prevent such a redemption (when the Trustee has notice of the occurrence of events requiring such redemption).

        (i) Payment of Redemption Price and Accrued Interest. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date. To the extent not otherwise provided, the Borrower shall deposit with the Trustee prior to the redemption date a sufficient sum in Eligible Funds on the redemption date to pay the redemption price of and accrued interest on the Bonds.

        (j) Notice of Redemption. When Bonds are to be redeemed, the Trustee shall give notice to the Bondowners in the name of the Issuer, which notice shall identify the Bonds to be redeemed, state the date fixed for redemption and specify the office of the Trustee at which such Bonds will be redeemed. The notice shall identify the Bonds to be redeemed (including CUSIP numbers) and shall further state that on such date there shall become due and payable upon each Bond to be redeemed the redemption price thereof, together with interest accrued to the redemption date, and that moneys therefor having been deposited with the Trustee, from and after such date, interest thereon shall cease to accrue and that the Bonds or portions thereof called for redemption shall cease to be entitled to any benefit under this Agreement except the right to receive payment of the redemption price. The Trustee shall mail by first class mail the redemption notice no more than 60 days nor less than 30 days prior to the redemption date to the registered owners of any Bonds which are to be redeemed, at their addresses shown on the registration books maintained by the Trustee. Failure to mail notice to a particular Bondowner, or any defect in the notice to such Bondowner, shall not affect the redemption of any other Bond.

        Section 311. Purchase of Bonds Tendered.

        (a) Procedure.

            (i) Notice. The Trustee shall give immediate notice to the Remarketing Agent of the tender of any Bonds, the principal amount of Bonds tendered and the Purchase Date for the Tendered Bonds. The Remarketing Agent shall give notice to the Trustee electronically or by telephone, and if by telephone, promptly confirmed in writing, specifying the principal amount of Tendered Bonds as to which the Remarketing Agent has found purchasers, the amounts the Remarketing Agent has received for the purchase of Tendered Bonds, and any deficiency in amounts available to pay the Purchase Price of Tendered Bonds at or before (A) 2:00 P.M., Boston, Massachusetts time one (1) Business Day before the Purchase Date for Tendered Bonds that are to be in the Weekly Mode immediately after the Purchase Date, or (B) 2:00 P.M., Boston, Massachusetts time two (2) Business Days before the Purchase Date for Tendered Bonds that are to be in the Fixed Rate Mode immediately after the Purchase Date. The Remarketing Agent shall give written notice to the Trustee of the names, addresses and taxpayer identification numbers of the purchasers and the number and denominations of Bonds to be delivered to each purchaser, by 2:30 P.M., Boston, Massachusetts time one (1) Business Day before the Purchase Date for Tendered Bonds to be in the Weekly Mode immediately after the Purchase Date, and by 3:00 P.M., Boston, Massachusetts time two (2) Business Days before the Purchase Date for Tendered Bonds that are to be in the Fixed Mode immediately after the Purchase Date.

            (ii) Sources of Payments. The Trustee shall draw upon the Credit Facility the amount necessary to purchase the Tendered Bonds for which the Remarketing Agent has not received the Purchase Price not later than 3:00 P.M., Boston, Massachusetts time one (1) Business Day before the Purchase Date. The Remarketing Agent shall deliver to the Trustee all amounts received by the Remarketing Agent as proceeds of the remarketing of Bonds at or before 10:00 A.M., Boston, Massachusetts time on the Purchase Date. If the Remarketing Agent does not deliver to the Trustee proceeds of remarketing sufficient, together with amounts received from draws under the Credit Facility, to pay in full the Purchase Price of all Bonds due on the Purchase Date, the Trustee shall make an additional draw on the Credit Facility pursuant to Clause (a) of Section 602 and thereafter the Borrower shall be liable for the shortfall.

        (b) Payments by the Trustee. At or before the close of business on the Delivery Date and upon receipt by the Trustee of the Purchase Price of the Tendered Bonds that are delivered to it, the Trustee shall pay the Purchase Price of the Tendered Bonds to the registered owners thereof as provided in the applicable form of Bonds. The Trustee shall apply in order, first, moneys paid to it by the Remarketing Agent or by new purchasers of the Tendered Bonds tendered as proceeds of the remarketing of such Bonds by the Remarketing Agent, second, moneys drawn on the Credit Facility for the purpose of purchasing Tendered Bonds (including amounts drawn on the Credit Facility to pay accrued interest on the Tendered Bonds), and third, moneys paid to it by the Borrower. If sufficient funds are not available for the purchase of all Bonds tendered on any Delivery Date, no purchase shall be consummated.

        Section 312. Remarketing of Bonds Tendered.

        (a) General. While the Bonds are in the Weekly Mode, the Remarketing Agent shall solicit offers to purchase and use its best efforts to find a purchaser for Tendered Bonds, Bank Bonds and Borrower Bonds, provided that Bonds shall not be remarketed to the Issuer, the Borrower, any guarantor of the Bonds or party obligated with the Borrower under the Reimbursement Agreement (other than the Bank) or "insiders" of any of them as that term is defined in the United States Bankruptcy Code. Any such purchase shall be made by payment of the Purchase Price in immediately available funds to the Trustee at the time specified in Paragraph 311(a)(ii). The Purchase Price shall be equal to the principal amount to be purchased together with the interest accrued on such principal amount to the Purchase Date. By 2:00 P.M., Boston, Massachusetts time, on the Purchase Date, Bonds remarketed under this section shall be made available by the Trustee to the purchasers thereof and shall be registered in the manner directed by the recipient thereof, provided that such Bonds shall not be delivered unless and until the Trustee has received the Purchase Price therefor. Bonds not remarketed shall be held by the Trustee. Bonds previously purchased with moneys drawn under the Credit Facility shall not be released by the Trustee upon remarketing unless the Trustee has received written evidence from the Bank that the Credit Facility has been reinstated as provided in the following paragraph.

        Bonds the Purchase Price of which is paid for with funds drawn on the Credit Facility pursuant to Paragraph 311(a)(ii) shall be registered to the Bank, or its designee, and held by the Trustee (whether or not such Bonds are delivered by the tendering Bondowner) as security for the reimbursement of the Bank for moneys drawn under the Credit Facility and shall be "Bank Bonds." Bonds the Purchase Price of which is paid for with funds provided by the Borrower pursuant to Subsection 308(e) or Paragraph 311(a)(ii) shall be registered in the name of the Borrower by the Trustee and shall be "Borrower Bonds". Borrower Bonds shall be held by the Trustee for the account of the Borrower until transferred pursuant to this Section 312 or canceled pursuant to written instructions of the Borrower. Bank Bonds and Borrower Bonds shall be registered as such on the books and records maintained by the Trustee for registration of Bonds

(or if the Bonds are held in the Book-Entry Only System, such Bonds shall be recorded in the books of DTC for the account of the Trustee and shall be deemed to be Bank Bonds), but the Trustee shall not be required to authenticate or deliver Bank Bonds or Borrower Bonds, except that it shall authenticate and deliver Bank Bonds pursuant to written instructions received from the Bank. Any Borrower Bonds that remain unsold (a) for a period of ninety (90) days (or such longer period as may be approved (under Massachusetts and federal law) in an opinion of Bond Counsel reasonably acceptable to the Trustee) or (b) on the Fixed Rate Conversion Date or (c) upon payment of all other Bonds Outstanding or provision therefor as provided in this Agreement, shall be automatically deemed canceled. Upon receipt by the Trustee of notice from the Remarketing Agent that a purchaser has been found for Bank Bonds or Borrower Bonds held by the Trustee, the Trustee shall register and deliver such Bonds to such purchaser (at which time such Bonds shall cease to be Bank Bonds or Borrower Bonds) upon receipt by the Trustee of the Purchase Price of such Bonds, provided, however, that no Bank Bond or Borrower Bond shall be so registered and delivered unless the Trustee has received from the Bank a written notice of the reinstatement of the principal and interest component of the Credit Facility. The Trustee shall promptly notify (subsequently confirmed in writing) the Remarketing Agent whenever (i) it is prohibited from registering and delivering Bonds pursuant to this Agreement and (ii) if the Trustee has been so prohibited, upon the restoration of its power hereunder to register and deliver Bonds. Bonds purchased with moneys drawn under the Credit Facility shall not be subsequently transferred or assigned by the Bank except as provided in this Section 312.

        (b) Remarketing of Bonds in the Weekly Mode Between Notice and Redemption or Conversion Date. No Bonds in the Weekly Mode scheduled to be redeemed or converted to the Fixed Rate Mode may be remarketed under Subsection 312(a) after receipt by the Remarketing Agent of notice of redemption or conversion of such Bonds to the Fixed Rate Mode from the Borrower unless the Remarketing Agent, on or before the redemption date or Purchase Date, gives notice to the purchaser that the Bonds will be redeemed or converted, and such purchaser will be required to surrender its Bonds for payment on the applicable redemption date or to tender its Bonds for mandatory purchase on the Fixed Rate Conversion Date, as the case may be.

        Section 313. Paying Agent. The Trustee shall act as paying agent, registrar and transfer agent for the Bonds.

        Section 314. Remarketing Agent.

        (a) Qualifications and Responsibilities. The Borrower shall appoint, with the consent of the Issuer and the Bank, a Remarketing Agent when the Bonds are in the Weekly Mode. The Remarketing Agent shall be authorized by law to perform all of the duties imposed upon it by this Agreement. In addition, the Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. or a banking corporation, acceptable to the Issuer, the Borrower and the Bank. The Remarketing Agent, which may act by means of agents, shall signify its acceptance of the duties and obligations imposed upon it hereunder by a written agreement with the Borrower under which the Remarketing Agent will agree, among other things, to:

            (i) determine the Weekly or Fixed Rate pursuant to and in accordance with Paragraph 301(d)(i) or Subsection 301(e) and the forms of Weekly and Fixed Rate Bonds;

            (ii) give all notices to the Trustee regarding the determination of interest rates on the Bonds and regarding Tendered Bonds as are required of the Remarketing Agent in this Agreement;

            (iii) hold all moneys received hereunder from the remarketing of Tendered Bonds for the benefit of the person or entity which shall have delivered such moneys until the Remarketing Agent shall have transferred such moneys to the Trustee as provided in this Agreement;

            (iv) keep such books and records with respect to its duties as Remarketing Agent as shall be consistent with prudent industry practice and make such books and records available for inspection by the parties hereto at all reasonable times; and

            (v) use its best efforts to remarket Bonds in accordance with this Agreement and any remarketing agreement entered into by the Remarketing Agent and the Borrower.

        The Remarketing Agent may enter into custodial agreements with one or more banking or similar institutions for the deposit and holding of the Bonds in order to facilitate the tendering and remarketing of Bonds as provided in this Agreement, provided, however, that in no event shall the Issuer or the Trustee be responsible or held liable for any action taken or not taken under any such custodial agreement and in no way shall any such custodial agreement relieve or otherwise alter the obligations and responsibilities of the Remarketing Agent set forth in this Agreement.

        (b) Removal or Resignation of Remarketing Agent. The Borrower may remove the Remarketing Agent at any time upon thirty (30) days' prior written notice to the Remarketing Agent, the Bank and the parties hereto and appoint a successor which meets the qualifications set forth in Subsection 314(a) and which is reputable and experienced in the remarketing of obligations similar to the Bonds. The Borrower shall appoint a successor with similar qualifications if the Remarketing Agent resigns or becomes ineligible. The Borrower shall give the Issuer, the Bank and the Trustee at least fifteen (15) days' written notice prior to the appointment of a successor Remarketing Agent. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least thirty (30) days' written notice to the parties hereto and the Bank. The Trustee shall give written notice to the Bondowners of any removal or appointment of the Remarketing Agent.

        (c) Successors. Any corporation, association, partnership or firm which succeeds to the business of the Remarketing Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Remarketing Agent under this Agreement and shall be subject to all the duties and obligations of the Remarketing Agent under this Agreement. In the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Borrower shall not have appointed its successor within thirty (30) days, the Trustee shall apply, at the expense of the Borrower, to a court of competent jurisdiction for such appointment.

        Section 315. Investments.

        (a) Pending their use under this Agreement, moneys in the Bond Fund, Construction Fund or Rebate Fund, may be invested by the Trustee in Permitted Investments (as defined below) designated in writing by the Borrower, maturing or redeemable at the option of the holder at or before the time when such moneys are expected to be needed by the Trustee and shall be so invested pursuant to the specific written direction of the Borrower if no Default known to the Trustee then exists under this Agreement, provided that the Borrower shall not request, authorize or permit any investment which would cause any Bonds to be classified as "arbitrage bonds" as defined in IRC Section 148. Any investments pursuant to this subsection shall be held by the Trustee as a part of the Bond Fund, Construction Fund or Rebate Fund and shall be sold or redeemed to the extent necessary to make payments or transfers or anticipated payments or transfers from such Funds.

        (b) Any interest realized on investments in any Fund and any profit realized upon the sale or other disposition thereof shall be credited to such Fund and any loss shall be charged thereto.

        (c) (1) The term "Permitted Investments" means

                (A) Government Obligations;

                (B) Direct obligations and fully guaranteed certificates of beneficial interest of the Export-Import Bank of the United States; consolidated debt obligations and letter of credit-backed issues of the Federal Home Loan Banks; participation certificates and senior debt obligations of the Federal Home Loan Mortgage Corporation ("FHLMCs"); debentures of the Federal Housing Administration; mortgage-backed securities (except stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations of the Federal National Mortgage Association ("FNMAs"); participation certificates of the General Services Administration; guaranteed mortgage-backed securities and guaranteed participation certificates of the Government National Mortgage Association ("GNMAs"); guaranteed participation certificates and guaranteed pool certificates of the Small Business Administration; debt obligations and letter of credit-backed issues of the Student Loan Marketing Association; local authority bonds of the U.S. Department of Housing and Urban Development; guaranteed Title XI financings of the U.S. Maritime Administration; guaranteed transit bonds of the Washington Metropolitan Area Transit Authority; Resolution Funding Corporation Securities;

                (C) Direct obligations of any state or municipality of the United States of America or any subdivision or agency thereof whose unsecured, uninsured and unguaranteed general obligation debt is rated, at the time of purchase, AAA or at least as high as the rating then in effect on the Bonds by S&P, or any obligation fully and unconditionally guaranteed by any state or municipality, subdivision or agency whose unsecured, uninsured and unguaranteed general obligation debt is rated, at the time of purchase, AAA or at least as high as the rating then in effect on the Bonds by S&P or shares of an investment company or trust registered under 15 U.S.C. Section 80(a)-1 et. seq. whose portfolio is limited to the foregoing;

                (D) Commercial paper (having original maturities of not more than 270 days) rated, at the time of purchase, "A-1+" or better by S&P;

                (E) Federal funds, unsecured certificates of deposit, time deposits or bankers acceptances (in each case having maturities of not more than 365 days) of any domestic bank including a branch office of a foreign bank which branch office is located in the United States, provided legal opinions are received to the effect that full and timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank, which, at the time of purchase, has a "Short-Term CD" rating of "A-1+" by S&P;

                (F) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than Thirty Million Dollars ($30,000,000), provided such deposits are continuously and fully insured by the Federal Deposit Insurance Corporation; and

                (G) Investments in money-market funds rated "AAAm" or "AAAmG" by S&P including any such fund for which the Trustee or any of its affiliates provides services.

            (2) The Trustee shall acquire and sell all investments hereunder at the fair market value within the meaning of Treas. Reg. Section 1.148-5(d)(6). Any investment may be purchased from or through the Trustee or any Bondowner or any affiliate of either of them.

        (d) The Trustee shall be entitled to rely on all written investment instructions provided by the Borrower hereunder, and shall have no duty to monitor the compliance thereof with the restrictions set forth herein. The Trustee shall have no responsibility or liability for any depreciation in the value of any investment or for any loss, direct or indirect, resulting from any investment, reinvestment or liquidation made in accordance with the written instructions of the Borrower. The Trustee shall be without liability to the Borrower, the Issuer, any Bondowner or any other person in the event that any investment made in accordance with the written instructions of the Borrower or in any Permitted Investment shall cause any or all of the Bonds to be or become arbitrage bonds within the meaning of IRC Section 148 or shall cause any person to incur any liability or rebates or other monies payable pursuant to the IRC.

        Section 316. Reserved.

        Section 317. Credit Facilities.

        (a) Substitution or Replacement. Upon satisfaction of the requirements set forth in this Section 317 and subject to the last sentence of Subsection 317(b), the Borrower may (except during the period between the giving of notice of mandatory tender for purchase on account of the expiration of the Credit Facility and the Purchase Date) replace a Credit Facility then in effect with a substitute Credit Facility; provided, however, that (1) the Credit Facility being replaced shall in no event be terminated or released until the Borrower has given not less than forty-five (45) days' written notice to the Trustee and the Remarketing Agent, and the Trustee has received the proceeds of all outstanding drawings on the Credit Facility being replaced, (2) if the Bonds supported by the Credit Facility being replaced are in the Weekly Mode, the Trustee has given not less than thirty (30) days' written notice of the termination or release of the Credit Facility to owners of such Bonds in the Weekly Mode and the identity of the provider of the substitute Credit Facility to owners of such Bonds in the Weekly Mode; and (3) the provider of the substitute Credit Facility purchases all Outstanding Bank Bonds on the effective date of the substitute Credit Facility. The extension of an existing Credit Facility shall not constitute a substitute Credit Facility.

        Prior to the replacement of any Credit Facility the Borrower shall have delivered to the Trustee: (i) an opinion of counsel for the issuer of the substitute Credit Facility to the effect that it constitutes a legal, valid and binding obligation of the issuer enforceable in accordance with its terms; (ii) an opinion of Bond Counsel to the effect that the issuance of a substitute Credit Facility will not adversely affect the exclusion of interest on such Bonds from gross income for federal income tax purposes; (iii) a certificate of the Bank that all amounts due under the Reimbursement Agreement or otherwise owed by the Borrower to the Bank have been paid and that the Borrower has fulfilled all its obligations arising out of such Agreement; and (iv) if the Bonds are in the Weekly Mode, written evidence of the rating of the Bonds, if any, with the substitute Credit Facility and if the Bonds are in the Fixed Rate Mode, evidence from S&P that the rating of the Bonds with the substitute Credit Facility will not result in a downgrade or withdrawal of the rating on the Bonds by S&P, if S&P is then rating the Bonds. Notice of the substitution, replacement, termination or extension of a Credit Facility shall be sent by the Trustee to S&P.

        (b) Requirements. Each Credit Facility must:

            (i) be an irrevocable, unconditional obligation of a financial institution;

            (ii) be on terms no less favorable to the Trustee than the Letter of Credit and entitle the Trustee to draw upon or demand payment and receive in immediately available funds an amount equal to the sum of the principal amount of the Bonds supported by the Credit Facility and (A) forty-five (45) days' accrued interest at the Maximum Interest Rate on the principal amount of Bonds then Outstanding in the Weekly Mode, or (B) two hundred ten (210) days' accrued interest at the Fixed Rate on the principal amount of Bonds then Outstanding in the Fixed Rate Mode plus any applicable premium; and

            (iii) provide for a term which may not expire in less than one year and which may not expire or be terminated prior to the fifth Business Day after the mandatory tender for purchase as provided in Paragraph 301(d)(iv).

        Section 318. Securities Laws. In any "Offering" of the Bonds by a "Participating Underwriter" as those terms are defined in Rule 15c2-12 under the Securities Exchange Act of 1934, as amended, including any remarketing of Bonds under this Agreement, the Borrower shall at all times comply with applicable federal and state securities laws, and shall cooperate with the Remarketing Agent to the extent necessary to permit the Remarketing Agent to comply with, applicable federal and state securities laws.

                             ARTICLE IV: THE PROJECT

        Section 401. Construction Fund.

        (a) A Construction Fund is hereby established to be held by the Trustee. Moneys in the Construction Fund shall be applied by the Trustee to the payment or reimbursement of Project Costs. Borrower hereby grants to the Trustee, for the benefit of the Bondholders and the Bank, a security interest in all deposits in the Construction Fund.

        (b) The Trustee is hereby authorized and directed to issue its checks or make wire transfers for each disbursement from the Construction Fund (except any fees, costs and expenses payable to the Trustee which may be withdrawn by and credited to the Trustee upon appropriate requisition of the Borrower) upon being furnished with a written requisition therefor in substantially the form attached as Exhibit A, approved in writing by the Bank, certified to by a Borrower Representative and stating: (A) the name and address of the person to whom payment is to be made, (B) the amount of the payment, (C) that the disbursement is for a proper expenditure of moneys in the Construction Fund pursuant to this Agreement, (D) the general classification of the expenditure, (E) that none of the items for which the requisition is made has been the basis for any prior disbursement from the Construction Fund (requests for disbursement of retainage amounts shall not be deemed to be an item for which a prior request has been made), (F) after giving effect to the payment of the requisition, the use of all funds disbursed from the Construction Fund complies with the limitations contained in the Federal Tax Certificate, and (G) as of the date of the request, there is no Event of Default hereunder, or any event that, with the passage of time or the giving of notice or both, would ripen into such an Event of Default. The Borrower and the Bank may enter into one or more separate agreements (collectively, the "Disbursement Agreement") which will set forth the conditions under which the Bank will approve requisitions from the Construction Fund.

        (c) The Trustee shall maintain adequate records pertaining to the Construction Fund and all disbursements therefrom and shall, within ninety (90) days of its receipt of the certificate of completion referred to in Section 403, file an accounting thereof with the Issuer, the Borrower and the Bank.

        (d) Notwithstanding anything herein to the contrary if the principal of the Bonds shall have become due and payable pursuant to Article VI hereof, the Trustee shall not issue its checks on or make wire transfers from the Construction Fund, but, rather shall transfer any moneys in the Construction Fund to the Bond Fund.

        Section 402. Construction of the Project.

        (a) The Borrower shall proceed with due diligence to acquire, construct, reconstruct and equip the Project or cause the Project to be acquired, constructed, reconstructed and equipped in accordance with the plans and specifications therefor. Contracts for carrying out the Project and purchases in connection therewith shall be made by the Borrower in its own name.

        (b) The Borrower may not revise the plans and specifications of the Project in any material respect without the prior written consent of the Bank and the Issuer, which consent shall not be unreasonably withheld or delayed but may be subject to such reasonable conditions as the Bank or the Issuer may deem appropriate, including without limitation the requirement that the Bank and the Issuer be furnished with an unqualified opinion of Bond Counsel that construction of the Project in accordance with the revised plans and specifications will not adversely affect the tax-exempt status of the interest payable on the Bonds. The Borrower acknowledges that it is fully familiar with the physical condition of the Project and is not relying on any representation of any kind by the Issuer as to the nature or the condition thereof. The Issuer shall not be liable to the Borrower or to any other person for any latent or patent defect in the Project.

        Section 403. Certificate of Completion. The Borrower shall proceed with due diligence to complete the acquisition, construction, reconstruction and equipping of the Project. Completion of the acquisition, construction, reconstruction and equipping of the Project shall be evidenced by a certificate signed by a Borrower Representative delivered to the Trustee and the Bank stating: (a) the date of such completion, (b) that all labor, services, materials and supplies used therefor and all costs and expenses in connection therewith have been paid, (c) that acquiring, constructing, reconstructing and equipping the Project has been completed in accordance with the plans and specifications with the exception of ordinary punchlist items and work awaiting seasonal opportunity and (d) that the Project is ready for occupancy, use and operation for its intended purposes. Notwithstanding the foregoing, such certificate may state that: (1) it is given without prejudice to any rights of the Borrower against third parties which exist at the date of such certificate or which may subsequently come into being, (2) it is given only for the purposes of this Section 403, and (3) no person other than the Issuer, the Bank or the Trustee may benefit therefrom.

        All moneys in the Construction Fund (including moneys earned thereon by investment remaining after the earliest to occur of (i) delivery of the certificate of completion, or (ii) abandonment of the Project, shall promptly at the written direction of a Borrower Representative or the Bank be paid into the Bond Fund and applied as provided in Section 310(a). If at any time there are no longer any Bonds Outstanding and all amounts owing under this Agreement to the Issuer and the Trustee have been paid, any remaining moneys in the Construction Fund shall first be applied to the Bank to pay any obligations owed under the Reimbursement Agreement, as certified by the Bank, with the remainder, if any, to the Borrower.

        Section 404. Completion by the Borrower.

        (a) In the event that the proceeds of the Bonds are not sufficient to pay in full all costs of acquiring, constructing, reconstructing and equipping the Project in accordance with the plans and specifications, the Borrower agrees, for the benefit of the Issuer, the Trustee and the Bank, to pay all such sums as may be in excess of the proceeds of the Bonds.

        (b) No payment pursuant to this Section 404 shall entitle the Borrower to any diminution or abatement of any amounts payable by the Borrower under this Agreement.

        Section 405. Borrower not to Impair Tax Status; Use of Project. Notwithstanding any provision herein to the contrary, the Borrower will not use any of the proceeds of the Bonds (or the income earned through the investment thereof, if any) or operate the Project in any manner, and will not take or omit any action or permit any action to be taken or omitted with the result that interest on any Bonds is included in the gross income of the owners thereof for federal income tax purposes.

        Section 406. Compliance with Law. In the acquisition, construction, maintenance, improvement and operation of the Project, the Borrower has and will comply in all material respects with all applicable building, subdivision, zoning and land use, environmental protection, sanitary and safety and other laws, rules and regulations and will not permit any nuisance thereat and will to the extent of its ownership and control, permit no nuisance to be committed thereat by others while the Borrower is, or is entitled to be, in possession thereof. It shall not be a breach of this section if the Borrower fails to comply with such laws, rules and regulations during any period in which the Borrower shall in good faith be diligently contesting the validity thereof.

        Section 407. Current Expenses. The Borrower shall pay in a timely manner all costs of maintaining and operating the Project, including without limitation all taxes, excises and other governmental charges lawfully levied thereon or with respect to its interests therein or use thereof to the extent of the Borrower's interests therein. It shall not be a breach of this section if the Borrower fails to pay any such costs, taxes or charges during any period in which the Borrower shall in good faith be contesting the validity or amount thereof and no foreclosure proceedings have been commenced, unless the procedures applicable to such contest require payment thereof and proceedings for their refund or abatement.

        Section 408. Disposition and Use of Project. The Borrower shall not sell, lease, transfer or otherwise dispose of the Project (other than the grant of a mortgage of and security interest in the Project to the Bank) unless it obtains the consent of the Issuer, which consent shall not be unreasonably withheld. At the time of any such sale, lease, transfer or disposition, the Borrower shall deliver to the Issuer and the Trustee an opinion of Bond Counsel addressed to and reasonably satisfactory to the Trustee and the Issuer that such sale, lease, transfer or other disposition will not affect the exclusion of the interest on any Bonds from the gross income of the owners thereof for federal income tax purposes. To the extent required by Bond Counsel in connection with rendering a favorable opinion, the Borrower shall deposit proceeds of such sale, lease, transfer or other disposition into the Bond Fund and apply such proceeds as provided in Section 310(a). No sale, lease, transfer or other disposition of the Project shall relieve the Borrower of any of its obligations under this Agreement.

        The Borrower shall not make or permit to be made any material change in the purposes for which the Project is used without the consent of the Issuer, which consent shall not be unreasonably withheld. The Borrower at its own expense may alter, remodel or improve the Project and construct other facilities at the site of the Project, provided such action shall not result in any substantial change in the Project or the character of the activities conducted by the Borrower at the Project site without the consent of the Issuer, which consent shall not be unreasonably withheld.

                               ARTICLE V: RESERVED

                        ARTICLE VI: DEFAULT AND REMEDIES

        Section 601.  Default by the Borrower.

        (a) Events of Default; Default. "Event of Default" in this Agreement means any one of the events set forth below and "Default" means any Event of Default without regard to any lapse of time or notice.

            (i) Debt Service on Bonds; Required Purchase. Any principal of, premium, if any, or interest on any Bond shall not be paid when due, whether at maturity, by acceleration, upon redemption or otherwise or any Purchase Price for Bonds shall not be paid as provided in Sections 301, 308, 311 or 312.

            (ii) Other Obligations. The Borrower shall fail to observe or perform any of its other covenants or agreements contained herein and such failure shall continue for a period of thirty (30) days after written notice given to the Borrower by the Trustee or the owners of at least 25% in principal amount of the Bonds Outstanding.

            (iii) Bankruptcy. (A) A trustee, receiver, custodian or similar official or agent shall be appointed for the Borrower or for any substantial part of its property and such trustee or receiver shall not be discharged within ninety (90) days, (B) the Borrower shall commence a voluntary case under the federal bankruptcy laws, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property, or (C) the Borrower shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed for ninety (90) days.

            (iv) Reimbursement Agreement. The Trustee shall have received written notice from the Bank of the occurrence of an event of default under the Reimbursement Agreement and a request by the Bank to accelerate the Bonds.

            (v) Non-Reinstatement under the Credit Facility. The Trustee shall receive written notice from the Bank within ten (10) calendar days after a drawing under the Credit Facility that the Bank has not reinstated the amount representing the interest component so drawn, and such non-reinstatement causes the total amount of the obligation of the Bank under the Credit Facility to be less than the principal amount of the Outstanding Bonds supported by the Credit Facility, and accrued interest for a period of forty-five (45) days at the Maximum Interest Rate with respect to the principal amount of such Bonds then Outstanding in the Weekly Mode or two hundred ten (210) days at the Fixed Rate if the Bonds are in the Fixed Rate Mode.

        Notwithstanding anything in this subsection to the contrary, no action or failure to act by the Borrower which results in interest on any Bonds becoming includable in gross income of the owners thereof for federal income tax purposes shall constitute a Default or Event of Default under this Agreement so long as the redemption provided by Subsection 310(c) occurs. In such event, no owner of Bonds shall be entitled to any claim for monetary damages hereunder and the redemption of the Bonds as provided under Subsection 310(c) shall be the exclusive recourse of owners of the Bonds.

        (b) Waiver. At any time before an acceleration pursuant to Paragraph 602(a), the Trustee may waive a Default under Paragraph 601(a)(ii) and annul its consequences by written notice to the Borrower, and in the absence of inconsistent instructions from Bondowners pursuant to Sections 606 or 901 shall do so upon written instruction of the owners of at least twenty-five per cent (25%) in principal amount of such Bonds Outstanding. No waiver under this section shall affect the right of the Trustee or the Issuer to enforce the payment of any amounts owing to it. The Trustee shall not waive any Event of Default under Paragraphs 601(a)(i), 601(a)(iii), 601(a)(iv) or 601(a)(v).

        Section 602. Remedies for Events of Default. If an Event of Default occurs and is continuing:

        (a) Acceleration. If the Event of Default is one described in Paragraph 601(a)(i), (iii), (iv) or (v), the principal of the Bonds that are supported by a Credit Facility and Bank Bonds and accrued interest thereon shall automatically become immediately due and payable without any further notice or action, whereupon interest on the Bonds shall cease to accrue. Notwithstanding the foregoing, if an Event of Default described in Paragraph 601(a)(i) occurs due to the failure of the Trustee to receive sufficient funds for the payment of the Purchase Price of all Bonds supported by a Credit Facility tendered for purchase on any Purchase Date, the Trustee shall immediately draw under the Credit Facility an amount equal to such deficiency (except to the extent that one or more drawings have been made previously in respect of the same deficiency), plus one day's accrued interest on such Bonds, and only if such Event of Default is not cured by the close of business on the next Business Day shall there be such an automatic acceleration of the payment of principal of and accrued interest on the Bonds. If the Event of Default is one described in
Section 601(a)(ii), the Trustee, upon receipt of a written direction from the holders of at least twenty-five percent (25%) of the outstanding principal balance of the Bonds, shall, by written notice to the Borrower, the Issuer and the Bondholders, declare immediately due and payable the principal amount of the Outstanding Bonds and the payments to be made by the Borrower therefor and accrued interest on the foregoing, whereupon the same shall become immediately due and payable without any further action or notice.

        (b) Rights as a Secured Party. The Trustee, and Bank, after payment of the Bonds, may exercise all of the rights and remedies of a secured party under the UCC. Notice sent by registered or certified mail, postage prepaid, or delivered during business hours, to the Borrower at least seven (7) days before an event under UCC Section 9-504(3) or any successor provision of law shall constitute reasonable notification of such event.

        Section 603. Court Proceedings. The Trustee may enforce the provisions of this Agreement by appropriate legal proceedings for the specific performance of any covenant, obligation or agreement contained herein whether or not a Default or an Event of Default exists, or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Borrower of the provisions of this Agreement, including (to the extent this Agreement may lawfully provide) court costs, reasonable attorney's fees and expenses and other costs and expenses incurred in enforcing the obligations of the Borrower hereunder. The Issuer may likewise enforce obligations owed to it hereunder which it has not assigned to the Trustee. All rights under this Agreement and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Bondowners.

        Section 604. Revenues after Default. After the occurrence of an Event of Default, any funds pledged as security hereunder and any other moneys received by the Trustee (other than amounts irrevocably set aside to pay particular Bonds) shall be applied to amounts due under Section 308 (without regard to any grace periods), which amounts shall be applied in the order specified in Section 307.

        Section 605. The Credit Facility; Acceleration. Upon acceleration of the Bonds prior to expiration of the Credit Facility, the Trustee shall draw immediately on the Credit Facility in accordance with Section 308(c)(i) in an amount equal to the aggregate unpaid principal of and interest on the Bonds (other than Bank Bonds and Borrower Bonds) to the date of acceleration. Upon receipt of payment with respect to such draw, the Trustee shall immediately pay therefrom to the owners of the Bonds (other than Bank Bonds and Borrower Bonds) the principal of and accrued interest due on such Bonds. The Trustee shall not require indemnification for any draw required by this Section 605 except and unless such draw is prohibited by or violates applicable law or any outstanding or pending court or governmental order or decree.

        Section 606. Rights of Bondowners. If an Event of Default occurs and is continuing, and if the Bondowners representing not less than 25% in principal amount of the Bonds Outstanding shall have requested the Trustee in writing to exercise one or more of the rights and remedies provided hereunder and offered it indemnity as provided in Subsection 702(e), the Trustee shall be required to exercise such one or more of the rights and remedies hereunder as the Trustee shall determine to be in the best interest of the Bondowners and not inconsistent with any directions given in accordance with Section 901. No Bondowner shall have any right to institute an action in law or equity or to pursue any other remedy hereunder with respect to any Bond unless (i) an Event of Default of which the Trustee has been notified has occurred and Bondowners representing not less than 25% in principal amount of the Bonds Outstanding shall have requested the Trustee in writing to exercise its rights and remedies with respect thereto and shall have offered the Trustee reasonable opportunity to do so and indemnity as provided in Subsection 702(e), and (ii) the Trustee shall within a reasonable time thereafter fail to exercise any of such rights or remedies. No Bondowner shall have any right to institute any action or pursue any other remedy if and to the extent that the surrender, impairment, waiver, or loss of the lien of this Agreement would, under applicable law, result. Notwithstanding the foregoing, each Bondowner shall have a right of action to enforce payment of the Bonds at and after the due dates thereof at the place, from the sources and in the manner expressed in the Bonds. For purposes of this
Section 606, so long as the Credit Facility has paid all amounts due on Bonds it supports, the Bank issuing such Credit Facility shall be treated as owner of such Bonds.

        Section 607. Performance of Borrower's Obligations. If the Borrower shall fail to observe or perform any of its agreements or obligations hereunder, the Issuer or the Trustee may perform the same in its own name or in the Borrower's name and each is hereby irrevocably appointed the Borrower's attorney-in-fact for such purpose. Unless an Event of Default exists, the Issuer or the Trustee, as the case may be, shall give at least five (5) days' notice to the Borrower before taking action under this section, except that in case of emergency as reasonably determined by the acting party, it may act on lesser notice or give the notice promptly after rather than before taking the action. The reasonable cost of any such action performed by the Trustee or the Issuer shall be paid or reimbursed by the Borrower within thirty (30) days after the Trustee or the Issuer notifies the Borrower of such cost.

        Section 608. Remedies Cumulative; No Waiver. The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law, provided there is no duplication of recovery. Neither the failure to insist upon a strict performance of any of the obligations of the Borrower nor the failure to exercise any remedy for any violation thereof, shall be taken as a waiver for the future of the right to insist upon strict performance of the obligation or of the right to exercise any remedy for the violation.

                            ARTICLE VII: THE TRUSTEE

        Section 701. Corporate Organization, Authorization and Capacity. The Trustee represents and warrants that; (i) it is a national banking association duly organized and validly existing under the laws of the United States of America, (ii) it is qualified to serve as Trustee under the Act and this Agreement, with the capacity to exercise the powers and duties of the Trustee hereunder, and (iii) by proper corporate action it has duly authorized the execution and delivery of this Agreement.

        Section 702. Rights and Duties of the Trustee.

        (a) Moneys to be Held in Trust. All moneys deposited with the Trustee under this Agreement (other than amounts received for its own use) shall be held by the Trustee in trust and applied subject to the provisions of this Agreement, but need not be segregated from other funds except as required herein or by law.

        (b) Accounts. The Trustee shall keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection at reasonable times by the Issuer, the Bank, the Borrower and the Bondowners and their representatives duly authorized in writing.

        (c) Performance of the Issuer's Obligations. If the Issuer shall fail to observe or perform any agreement or obligation contained in this Agreement, the Trustee may take whatever legal proceedings may be required to compel full performance by the Issuer of its obligations, and in addition, the Trustee, after having been offered indemnity in the manner set forth in Subsection (c) hereof, may, but shall not be obligated, to whatever extent it deems appropriate for the protection of the Bondowners, itself or the Borrower, to perform any such obligation in the name of the Issuer and on its behalf.

        (d) Responsibility. The Trustee shall be entitled to the advice of counsel of its selection (who may be the Trustee's counsel, Bond Counsel, counsel for the Issuer, the Borrower or any Bondowner) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Trustee may rely conclusively on any notice, certificate or other document furnished to it hereunder and reasonably believed by it to be genuine. The Trustee shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, in good faith omitted to be taken by it and reasonably believed to be beyond the discretion or powers conferred upon it, taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action; nor shall it be responsible for the consequences of any error of judgment reasonably made by it. Whenever, in the administration of this Agreement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder (other than the giving of notice of a drawing under a Credit Facility), the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an officer of the Issuer or a Borrower Representative. The duties of the Trustee are those expressly set forth in this Agreement, and no additional duties shall be implied. When any payment, consent or other action by it is called for hereby, it may defer such action pending receipt of such evidence, if any, as it may require in support thereof. The Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any person, firm, or corporation, except its own directors, officers, and employees. No recourse shall be had by the Borrower, the Issuer or any Bondowner for any claim based on this Agreement or any Bond against any director, officer, employee, or agent of the Trustee alleging personal liability on the part of such person, unless such claim is based upon the bad faith, gross negligence, fraud or deceit of such person. The Trustee has no responsibility for the validity or sufficiency of this Agreement or the Bonds or any security therefor or any offering or disclosure document related thereto. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and during regular business hours, and subject further to the Borrower's safety and confidentiality requirements, to examine the books, records and premises of the Issuer or the Borrower personally or by agent or attorney.

        The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        (e) Limitations on Actions. The Trustee shall not be required to monitor the financial condition of the Borrower or the physical condition of the Project and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder, except to make them available for inspection by the Bondowners. The Trustee shall not be deemed to have knowledge of and shall not be required to take notice of any Default or Event of Default, except for a Default or Event of Default described in Paragraph 601(a)(i) relating to the payment of principal of, premium, if any, Purchase Price and interest on the Bonds, unless the Trustee shall be specifically notified in writing by the Borrower, the Issuer or Bondowners representing not less than 25% in principal amount of the Bonds Outstanding, or in the case of a Default or Event of Default described in Paragraph 601(a)(iv) or (v), the Trustee shall be notified in writing by the Bank. Except as aforesaid, the Trustee shall not be deemed to have knowledge of any matter or circumstance, the occurrence of which would require it to take action hereunder, unless an officer of the Trustee responsible for the administration of this Agreement actually knows. The Trustee shall not be required to take any remedial action (other than the giving of notice) unless indemnity reasonably satisfactory to it is furnished for any expense or liability to be incurred therein, including fees and expenses of its attorneys, other than liability for failure to meet the standards set forth in this section. The Trustee shall be entitled to reimbursement from the Borrower for its expenses reasonably incurred or advances reasonably made, which reimbursement shall be due and payable immediately after notifying the Borrower of such expenses or advances, in the exercise of its rights or the performance of its obligations hereunder, whether or not it acts without previously obtaining indemnity. In no event, however, shall the Trustee be required to take any remedial action which may subject it to potential liability under any federal, state or local environmental law or regulation.

        A permissive right or power to act shall not be construed as a requirement to act. Upon receipt of written notice, direction, instruction, and indemnity as provided above and, after making such investigation, if any, as it deems appropriate to verify the occurrence of any Default of which it is notified by the Bondowners or the Bank, the Trustee shall pursue such remedies hereunder (not contrary to such direction) as it deems appropriate for the protection of the Bondowners (including the Bank as provided in Section 901); and in its actions under this provision, the Trustee shall be required to act for the protection of the Bondowners with the same prudence as would be expected of a prudent person in the conduct of such person's affairs.

        (f) Financial Obligations. Nothing contained in this Agreement shall in any way obligate the Trustee to pay any debt or meet any financial obligations to any person in relation to the Project except from moneys received under the provisions of this Agreement (including from the exercise of its rights and remedies hereunder) other than moneys received for its own purposes.

        (g) Ownership of Bonds. The Trustee or any affiliate of the Trustee may be or become the owner of Bonds with the same rights as if it were not Trustee.

        (h) No Surety Bond. The Trustee shall not be required to furnish any bond or surety.

        (i) Requests by the Borrower. Upon any request by the Borrower to the Trustee to take any action under this Agreement (including but not limited to any proposed amendment pursuant to Section 1101) the Trustee shall be entitled to receive from the Borrower prior to taking such action, and to rely conclusively upon, a certificate of a Borrower Representative and an opinion of counsel reasonably satisfactory to the Trustee (who may be counsel to the Borrower), and, if applicable in the reasonable judgment of the Trustee, a certificate of an accountant satisfactory to the Borrower (who may be an employee of the Borrower), each to the effect that in the signer's opinion all conditions precedent applicable to such action under this Agreement, if any, have been satisfied (and, in the case of the certificate of the Borrower Representative, including but not limited to the absence of any Default or Event of Default) and such action is permitted by this Agreement.

        (j) Securities Disclosures. Without limitation of any other provision of this Article, the Trustee is authorized to make such securities disclosures as may be required or appropriate under applicable securities laws and regulations, including the Rule, pursuant to notices of the Borrower regarding reportable events. The Trustee is entitled to rely conclusively on notice from the Borrower and an opinion of counsel expert in federal securities laws acceptable to the Trustee in making or not making any securities law disclosure. The Trustee shall have no liability to the Borrower or any Bondowner for any disclosure or nondisclosure made or not made in good faith in reliance on such notice from the Borrower and opinion of counsel expert in federal securities law.

        Section 703. Fees and Expenses of the Trustee. The Borrower shall pay to the Trustee such compensation as shall be agreed in writing between the Trustee and the Borrower for its services and prepay or reimburse the Trustee for its reasonable expenses and disbursements, including attorney's fees and expenses, hereunder. The Borrower shall indemnify and save the Trustee and its directors, officers, employees and agents harmless against any and all (a) claims as set forth in Section 1002, (b) costs, counsel fees and expenses, expenses or liabilities reasonably incurred in connection with such claims, and (c) expenses and liabilities which it may incur in the acceptance or exercise of its duties hereunder and which are not due to the bad faith, gross negligence, fraud or deceit of any director, officer, employee or agent of the Trustee. Any fees, expenses, reimbursements, or other charges which the Trustee may be entitled to receive from the Borrower hereunder shall be due and payable thirty (30) days after a request for payment has been made by the Trustee, and if not otherwise paid, shall accrue interest from the date the request for payment is made at the "base rate" of the Trustee and shall be a first lien upon any funds or other property then or thereafter held hereunder by the Trustee (other than funds held by the Trustee under Section 204, Section 304(c) or Section 305); provided, however, that the lien of the Trustee shall be subordinate to the lien for the benefit of the Bondowners upon the moneys drawn under the Credit Facility, the proceeds of any remarketing of the Bonds and other Eligible Funds, if any, which are the basis of the determination made by the Trustee of the amount to be drawn under the Credit Facility, including, without limitation, such funds held by the Trustee under
Section 204 and Subsection 304(c). If any such moneys are so applied, the Borrower shall be immediately obligated to restore the moneys so applied. The Trustee shall not require indemnification for any payment when due of principal, premium or interest on any Bond to be made by the Trustee to any Bondowner, prior to the time such payment is made by the Trustee, except and unless such payment is prohibited by or violates applicable law or any outstanding or pending court or governmental order or decree.

        When the Trustee incurs expenses or renders services in connection with an Event of Default or Default specified in Section 601(a)(iii), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

        The provisions of this Section shall survive the termination of this Agreement.

        Section 704. Resignation or Removal of Trustee. The Trustee may resign on not less than sixty (60) days' notice given in writing to the Issuer, the Bondowners, the Bank and the Borrower, but such resignation shall not take effect until a successor has been appointed and has assumed the Trustee's duties hereunder. The Trustee will promptly certify to the other parties that it has mailed such notice to all Bondowners and such certificate shall be conclusive evidence that such notice was given in the manner required hereby. The Trustee may be removed by written notice to the parties from the Bondowners representing a majority in principal amount of the Bonds Outstanding, but no such removal shall take effect until a successor has been appointed and assumed the Trustee's duties hereunder. A petition in a court of competent jurisdiction for removal of the Trustee and the appointment of a successor may be filed by the Bondowners representing not less than 25% in principal amount of the Bonds Outstanding.

        Section 705. Successor Trustee. Any corporation or association which succeeds to the corporate trust business of the Trustee as a whole, or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall become vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance.

        In case the Trustee resigns or is removed or becomes incapable of acting, or becomes bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee or of its property is appointed, or if a public officer takes charge or control of the Trustee, or of its property or affairs, a successor shall be appointed (but only with the consent of the Bank, if any Bonds shall then be entitled to the benefits of a Credit Facility, which consent shall not be unreasonably withheld or delayed) by written notice from the Borrower to the Issuer. The Borrower shall notify the Bondowners of the appointment in writing within twenty (20) days from the appointment. The Borrower will promptly certify to the successor Trustee that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. If no appointment of a successor is made within twenty (20) days after the giving of written notice of resignation or removal in accordance with Section 704 or after the occurrence of any other event requiring or authorizing such appointment, the outgoing Trustee or any Bondowner may apply, at the expense of the Borrower, to any court of competent jurisdiction for the appointment of such a successor, and such court may thereupon, after such notice, if any, as such court may deem proper, appoint such successor. Any successor Trustee appointed under this section shall be a trust company or a bank having the powers of a trust company that meets the requirements of the Act and shall have a capital and surplus of not less than Fifty Million Dollars ($50,000,000). Any such successor Trustee shall notify the Issuer, the Bank and the Borrower of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Such successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder and any predecessor Trustee shall from time to time execute, deliver, record and file such instruments as the incumbent Trustee may reasonably require to confirm or perfect any succession hereunder.

        Section 706.  Conflicting Interests.

        (a) If the Trustee has or shall acquire any "conflicting interest" as such term is defined in the Trust Indenture Act of 1939, as amended, then, within 90 days after ascertaining that it has such conflicting interest, and if the Event of Default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, such Trustee shall either eliminate such conflicting interest or shall provide written notice to Borrower of such conflict and the Borrower shall take prompt steps to have a successor Trustee appointed as provided by Section 705 of this Loan Agreement. In the event that such Trustee shall fail to cause appointment of a successor, such Borrower shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Bondowners; and any Bondowner may, on his own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Borrower fails, after written request thereof by such Bondowner to cause appointment of a successor.

        (b) The Trustee may accept, hold and draw upon letters of credit issued by itself or by any of its corporate affiliates to provide security and a source of payment for the Bonds. Further, the Trustee covenants that it shall at all times maintain adequate controls to manage any potential conflicting interest. Notwithstanding any other provision herein to the contrary, while the Bank is the same entity as the Trustee or an affiliate of the entity acting as Trustee hereunder and the Bank has not failed to honor a properly presented drawing on the Letter of Credit, the Trustee shall have no discretion with respect to the acceleration of the Bonds and shall do so only upon written direction of the Bank or the Bondowners with the consent of the Bank. If the Bank is then an affiliate of or the same entity as the Trustee, and if the Bank fails at any time to honor a properly presented drawing on the Letter of Credit, the Trustee shall immediately tender its resignation, and Borrower shall take prompt steps for the appointment of a successor trustee in accordance with the provisions of
Section 705 of this Loan Agreement.

                            ARTICLE VIII: THE ISSUER

        Section 801. Corporate Organization, Authorization and Power. The Issuer represents and warrants as follows:

        (i) It is a body politic and corporate and a public instrumentality of the Commonwealth, established under Chapter 23G, with the power under and pursuant to the Act, to execute and deliver this Agreement and to perform its obligations hereunder, and to issue and sell the Bonds pursuant to this Agreement; and

        (ii) It has taken all necessary action and has complied with all provisions of the Constitution of the Commonwealth and the Act required to make this Agreement and the Bonds the valid obligations of the Issuer which they purport to be; and, when executed and delivered by the parties hereto, this Agreement will constitute a valid and binding agreement of the Issuer enforceable in accordance with its terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied; and

        (iii) When delivered to and paid for by the initial purchasers in accordance with the terms of this Agreement and the Bond Purchase Agreement with respect to the Bonds, the Bonds will constitute valid and binding special obligations of the Issuer enforceable in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of this Agreement; and

        (iv) The Issuer makes no other representations or warranties, either express or implied, of any nature or kind, including, without limitation, a representation or warranty that interest on the Bonds is or will continue to be exempt from federal or state income taxation.

        Section 802. Covenant as to Payment; Faith and Credit of Commonwealth Not Pledged. The Issuer covenants that it will promptly pay or cause to be paid the principal of, interest, premium, if any, and other charges, if any, on the Bonds at the place, on the dates and in the manner provided herein and in the Bonds, provided, however, that the Bonds do not now and shall never constitute a general obligation of the Issuer or a debt or pledge of the faith and credit of the Commonwealth, and all covenants and undertakings by the Issuer hereunder and under the Bonds to make payments are special obligations of the Issuer payable solely from the revenues and funds pledged hereunder.

        Section 803. Rights and Duties of the Issuer.

        (a) Remedies of the Issuer. Notwithstanding any contrary provision in this Agreement, the Issuer shall have the right to take any action not prohibited by law or make any decision not prohibited by law with respect to proceedings for indemnity against the liability of the Issuer and its officers, directors, employees and agents and for collection or reimbursement of moneys due to it under this Agreement for its own account. The Issuer may enforce its rights under this Agreement which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other legal or equitable remedy, and may recover damages caused by any breach by the Borrower of its obligations to the Issuer under this Agreement, including any amounts required to be paid by the Borrower pursuant to Subsection 308(b), court costs, reasonable attorney's fees and other costs and expenses incurred in enforcing such obligations.

        (b) Limitations on Actions. Without limiting the generality of Subsection 803(c), the Issuer shall not be required to monitor the financial condition of the Borrower and shall not have any responsibility or other obligation with respect to reports, notices, certificates or other documents filed with it hereunder.

        (c) Responsibility. The Issuer shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken or omitted to be taken in good faith in reliance on such advice. The Issuer may rely conclusively on any communication or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Issuer shall not be liable for any action (i) taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or (ii) in good faith omitted to be taken by it because reasonably believed to be beyond the discretion or powers conferred upon it,
(iii) taken by it pursuant to any direction or instruction by which it is governed under this Agreement or (iv) omitted to be taken by it by reason of the lack of direction or instruction required for such action, nor shall it be responsible for the consequences of any error of judgment reasonably made by it. It shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person except its own directors, officers and employees. When any consent or other action by the Issuer is called for by this Agreement, the Issuer may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. It shall not be required to take any remedial action (other than the giving of notice) unless reasonable indemnity is provided for any expense of liability to be incurred thereby. It shall be entitled to reimbursement for expenses reasonably incurred or advances reasonably made, with interest at the Bank Rate, as announced from time to time (or, if none, the nearest equivalent) in the exercise of its rights or the performance of its obligations hereunder, to the extent that it acts without previously obtaining indemnity. No permissive right or power to act shall be construed as a requirement to act; and no delay in the exercise of any such right or power shall affect the subsequent exercise of that right or power. The Issuer shall not be required to take notice of any breach or default by the Borrower under this Agreement except when given notice thereof by the Trustee. No recourse shall be had by the Borrower, the Trustee or any Bondowner for any claim based on this Agreement, the Bonds or any agreement securing the same against any director, officer, agent or employee of the Issuer alleging personal liability on the part of such person unless such claim is based upon the willful dishonesty of or intentional violation of law by such person. No covenant, stipulation, obligation or agreement of the Issuer contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, employee or agent of the Issuer in his or her individual capacity, and no person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

        (d) Financial Obligations. Nothing contained in this Agreement is intended to impose any pecuniary liability on the Issuer nor shall it in any way obligate the Issuer to pay any debt or meet any financial obligations to any person at any time in relation to the Project except from moneys received under the provisions of this Agreement; provided, however, that nothing contained in this Agreement shall in any way obligate the Issuer to pay such debts or meet such financial obligations from moneys received from the Issuer's own account

                           ARTICLE IX: THE BONDOWNERS

        Section 901. Action by Bondowners. Subject to Subsections 601(b), 602(a) and Section 1101 (as to the waivers and consents granted thereby), Bondowners representing a majority in principal amount of the Bonds Outstanding shall have the right at any time, by written notice to the Trustee and upon offering it indemnity as provided in Subsection 702(e), to direct the Trustee (i) in the granting of any consents, waivers or similar actions pertaining to the Bonds,
(ii) in the time, method and place of conducting all proceedings, (iii) in the exercise of any rights or remedies available to the Trustee hereunder, or (iv) in the exercise of any other right or power conferred upon the Trustee for the protection of the Bondowners, provided that such direction shall be in accordance with the provisions of law and this Agreement, and the Trustee may take any other action determined proper by the Trustee which is not inconsistent with such direction.

        Any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Bondowners may be contained in and evidenced by one or more writings of substantially the same tenor signed by the Bondowners of the requisite percentage of principal amount of Bonds Outstanding or their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of any instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made in the following manner, but the Issuer or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable.

        The fact and date of the execution by any Bondowner or his or her attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Issuer or to the Trustee or of any notary public or other officer authorized to take acknowledgments of the deeds to be recorded in the state in which he purports to act, that the person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or assistant secretary.

        The ownership of Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books for the Bonds maintained by the Paying Agent.

        Any request, consent or vote of the owner of any Bond shall bind all future owners of such Bond. Bonds owned or held by or for the account of the Issuer, the Borrower, or any related person to the Borrower within the meaning of Section 147(a) of the IRC shall not be deemed Outstanding Bonds for the purpose of any consent or other action by Bondowners, except that for such purposes Bank Bonds shall be treated as Outstanding and shall be deemed to be owned by the Bank. So long as no Default exists under Paragraph 601(a)(i) with respect to any Bonds supported by a Credit Facility, the Bank and not the Bondowner shall be treated as the owner of all Bonds entitled to the benefits of such Credit Facility for the purpose of any consent or other action by Bondowners.

                             ARTICLE X: THE BORROWER

        Section 1001. Existence and Good Standing; Merger; Consolidation. Borrower will maintain its corporate existence, and good standing under the laws of the State of Delaware and will maintain itself as a foreign corporation duly qualified to do business and in good standing, in The Commonwealth and in each jurisdiction in which the failure to so qualify would have a material adverse effect upon its business or properties. The Borrower shall not merge or consolidate with or sell all or substantially all of its respective assets to another entity, except (i) that the Borrower may transfer all or a portion of the Project pursuant to Section 408 and (ii) subject to compliance with any applicable restrictions in the Reimbursement Agreement, the Borrower may so merge or consolidate with or sell all or substantially all of its respective assets to another entity if (A) the surviving or transferee entity is qualified to do business and is in good standing in the Commonwealth, (B) the surviving or transferee entity has assumed in writing all of the obligations of the Borrower hereunder, and (C) upon such assumption there will not be a Default hereunder.

        Section 1002. Indemnification by the Borrower. The Borrower, regardless of any agreement to maintain insurance, shall indemnify and save harmless the Issuer and the Trustee and their respective directors, officers, employees and agents from and against (a) any and all claims by or on behalf of any person arising out of (1) any condition of the Project, or (2) the construction, reconstruction, improvement, use, occupancy, conduct or management of the Project or any work or anything whatsoever done or omitted to be done in or about the Project, or (3) any accident, injury or damage whatsoever to any person occurring in or about the Project, or (4) any breach or default by the Borrower of or in any of their obligations hereunder or (5) any act or omission of the Borrower or the Bank or any of its agents, contractors, servants, employees or licensees, (6) the audit of the Issuer by the Internal Revenue Service in connection with the issuance of the Bonds, or (7) the offering, issuance, sale or any resale of the Bonds, but only to the extent permitted by law, and (b) any and all costs, counsel fees, expenses or liabilities reasonably incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against the Issuer or the Trustee or any such director, officer, employee or agent by reason of any such claim, the Borrower upon notice from the affected party shall resist or defend such action or proceeding. Subject to the foregoing, the Issuer and the Trustee shall cooperate and join with the Borrower, at the expense of the Borrower, as may be required in connection with any action or defense by the Borrower.

                            ARTICLE XI: MISCELLANEOUS

        Section 1101. Amendments.

        (a) Without Bondowners' Consent. The parties may from time to time, without the consent of any Bondowner, amend this Agreement in order to (i) cure any ambiguity, defect or omission in the Agreement that does not materially adversely affect the interests of the Bondowners, (ii) grant additional rights or security to the Trustee for the benefit of the Bondowners, (iii) add additional Events of Default as shall not be inconsistent with the provisions of this Agreement and which shall not materially adversely affect the interests of the Bondowners, (iv) qualify this Agreement under the Trust Indenture Act of 1939, as amended, or corresponding provisions of federal laws from time to time in effect, (v) amend or modify the provisions of Section 305 in this Agreement, so long as the Trustee is provided with an opinion of Bond Counsel to the effect that (a) such amendment or modification does not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes or (b) such amendment or modification is required to preserve the exclusion of interest on the Bonds from gross income for federal income tax purposes, (vi) modify or delete any provision in the Agreement if, in the opinion of Bond Counsel, such modification or deletion is necessary in order to comply with regulations under or official interpretations of the Code, (vii) effective upon the Fixed Rate Conversion Date, make any amendment affecting only the Bonds being converted, or (viii) make such other provisions in regard to matters or questions arising under this Agreement as shall not be inconsistent with the provisions of this Agreement and which shall not materially adversely affect the interests of the Bondowners.

        (b) With Bondowners' Consent. Except as set forth in Subsection 1101(a), the parties may from time to time amend this Agreement only with the consent of the registered owners of more than 50% in aggregate principal amount of the Bonds Outstanding; provided, that no amendment shall be made which adversely affects the rights of some but less than all the Bonds Outstanding without the consent of the owners of more than 50% in aggregate principal amount of the Bonds so affected; and provided further, that no amendment of this Agreement shall be effective to (i) change the principal, premium or interest on any Bonds, (ii) change the interest payment dates, maturity dates or purchase or redemption provisions of any Bonds, (iii) reduce the percentage of Bondowners whose consent is required for the amendment of this Agreement or (iv) modify the lien upon or pledge of the payments and other revenues assigned and pledged hereunder (including any Credit Facility), without the consent, in each case, of the owner of each Bond which would be affected by the action proposed to be taken.

        When the Trustee determines that the requisite number of consents have been obtained for an amendment which requires Bondowner consent, it shall, within ninety (90) days, file a certificate to that effect in its records and mail notice to the Bondowners. No action or proceeding to invalidate the amendment shall be instituted or maintained unless it is commenced within sixty
(60) days after such mailing. The Trustee will promptly certify to the Issuer that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. A consent to an amendment may be revoked by written notice given by the Bondowner and received by the Trustee prior to the Trustee's certification that the requisite consents have been obtained.

        (c) General. Any amendment of this Agreement shall be accompanied by an opinion of Bond Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that the amendment is permitted by this Agreement and that such amendment will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds. So long as the Bank has not failed to honor a sight draft properly submitted to it in accordance with the provisions of the Credit Facility, no amendment to this Agreement shall be made without the consent of the Bank. So long as no Event of Default described in Paragraph 601(a)(i) exists with respect to any Bonds supported by a Credit Facility, the Bank and not the Bondowners shall be deemed to be the owner of all Bonds entitled to the benefits of such Credit Facility for the purpose of any amendment, consent or other action by Bondowners except amendments referred to in clauses (i) through (iv) of the first paragraph of Subsection (b).

        Written notice of any amendment of this Agreement or the Credit Facility any extension or substitution of the Credit Facility, or any material change to the Reimbursement Agreement or any remarketing agreement entered into by the Remarketing Agent and the Borrower shall be sent by the Borrower to S&P in advance of such events. The Trustee shall give S&P, if S&P is then rating the Bonds, written notice of any acceleration or redemption of the Bonds.

        Section 1102. Notices. Unless otherwise expressly provided, all notices to the Issuer, the Trustee, the Remarketing Agent and the Borrower shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, or delivered during a Business Day as follows:
(a) to the Issuer at 75 Federal Street, Boston, Massachusetts 02110, attention of President; (b) to the Trustee at 11,000 Broken Land Parkway, Columbia, MD 21044, attention of Corporate Trust, Trustee Administration; (c) to the Borrower at 34 Tozer Road, Beverly, MA 01915; and (d) to the Remarketing Agent at 9303-095, 608 Second Avenue South, 9th Floor, Minneapolis, MN 55479-0146, or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondowner shall be in writing and shall be deemed sufficiently given if sent by first class mail, postage prepaid, to the Bondowner at the address shown on the registration books for the Bonds maintained by the Trustee. A Bondowner may direct the Trustee to change its address as shown on the registration books by written notice to the Trustee. All notices to Bondowners shall identify the Bonds by name, CUSIP number, date of original issuance, maturity date, and such other descriptive information as may be needed to identify accurately the Bonds.

        All notices sent to Bondowners by the Borrower or the Trustee shall simultaneously be sent by registered or certified mail, postage prepaid, to all registered securities depositories that are registered owners of the Bonds, provided that the failure to give such notice shall not affect the validity of any notice given to the Bondowners.

        Notice hereunder may be waived prospectively or retrospectively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.

        Section 1103. Time. All references to times of day in this Agreement are references to Boston, Massachusetts time.

        Section 1104. Agreement Not for the Benefit of Other Parties. Except as expressly provided herein, this Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Borrower, the Issuer, the Trustee, the Remarketing Agent, the Bank and the Bondowners.

        Section 1105. Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

        Section 1106. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

        Section 1107. Captions. The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

        Section 1108. Governing Law. This instrument shall be governed by the laws of The Commonwealth.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

                                    MASSACHUSETTS DEVELOPMENT FINANCE AGENCY


                                    By:_________________________________________
                                            Authorized Signatory

                                    FREQUENCY & TIME SYSTEMS, INC.


                                    By:_________________________________________
                                            Authorized Signatory

                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Trustee



                                    By:_________________________________________
                                            Authorized Signatory

                                    EXHIBIT A


                         FORM OF REQUISITION FOR PAYMENT
                             FROM CONSTRUCTION FUND



TO:     Wells Fargo Bank Minnesota, National Association, as
        Trustee under the Loan and Trust
        Agreement dated as of May 1, 2001
        (the "Loan Agreement") among the
        Massachusetts Development Finance
        Agency, Frequency & Time Systems, and
        said Trustee.

Requisition No. _____

Dated: ______________

        This requisition is made pursuant to Section 401 of the Loan Agreement. Terms used in this requisition shall have the meanings specified for them in the Loan Agreement.

        The Trustee is hereby authorized and directed to make payment from the Construction Fund as follows:

Amount:

Name and address of payee:

Description of use of proceeds (attach copies of invoices or statements, where available, from a payee for issuance costs; if unavailable, provide other evidence satisfactory to the Trustee):

        1. The undersigned Borrower Representative hereby certifies to you in connection with the payment requested by this requisition that the obligations set forth on the requisition were incurred in connection with the Project, and the obligations have not been the basis for a prior requisition that has been paid.

        2. The undersigned Borrower Representative has reviewed the provisions of the Federal Tax Certificate, and the payment of this requisition will not result in any proceeds of the Bonds being expended in violation of the provisions of said Federal Tax Certificate. Without in any way limiting the generality of the foregoing, the payment of this requisition when added to all previous requisitions, will not result in more than an amount equal to 2% of the proceeds of the Bonds being used for issuance costs within the meaning of
Section 147(g) of the Code.

        3. No Event of Default has occurred or will occur by the payment of this requisition, nor has any event occurred which, with the passage of time or the giving of notice or both, would ripen into such an Event of Default.


                                                   _____________________________
                                                   Borrower Representative



Consented to:
Wells Fargo Bank, N.A.



________________________________
Authorized Officer



                                      -2-